                                                                   EXHIBIT 10.43

================================================================================

                                 LOAN AGREEMENT

                                  BY AND AMONG

                        SOURCE INTERLINK COMPANIES, INC.

                                       AND

           EACH OF ITS SUBSIDIARIES THAT ARE NAMED HEREIN AS BORROWERS

                                  AS BORROWERS,

          EACH OF ITS SUBSIDIARIES THAT ARE NAMED HEREIN AS GUARANTORS

                                 AS GUARANTORS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                                HILCO CAPITAL LP

                                  AS THE AGENT

                          DATED AS OF OCTOBER 30, 2003

================================================================================

                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION............................................................................    1
         1.1.     DEFINITIONS....................................................................................    1
         1.2.     ACCOUNTING TERMS...............................................................................   25
         1.3.     CODE...........................................................................................   25
         1.4.     CONSTRUCTION...................................................................................   26
         1.5.     SCHEDULES AND EXHIBITS.........................................................................   26

2.       LOAN AND TERMS OF PAYMENT...............................................................................   26
         2.1.     [Intentionally Omitted]........................................................................   26
         2.2.     TERM LOAN......................................................................................   26
         2.3.     BORROWING PROCEDURES AND SETTLEMENTS...........................................................   26
         2.4.     PAYMENTS.......................................................................................   27
         2.5.     [Intentionally Omitted]........................................................................   30
         2.6.     INTEREST RATES:  RATES, PAYMENTS, AND CALCULATIONS.............................................   30
         2.7.     CASH MANAGEMENT................................................................................   31
         2.8.     CREDITING PAYMENTS.............................................................................   33
         2.9.     [Intentionally Omitted]........................................................................   33
         2.10.    MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.........................................   33
         2.11.    FEES              .............................................................................   33
         2.12.    [Intentionally Omitted]........................................................................   34
         2.13.    [Intentionally Omitted]........................................................................   34
         2.14.    CAPITAL REQUIREMENTS...........................................................................   34
         2.15.    JOINT AND SEVERAL LIABILITY OF BORROWERS.......................................................   34

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................   37
         3.1.     CONDITIONS PRECEDENT TO THE TERM LOAN..........................................................   37
         3.2.     CONDITIONS SUBSEQUENT TO THE TERM LOAN.........................................................   43
         3.3.     [Intentionally Omitted]........................................................................   44
         3.4.     TERM...........................................................................................   44
         3.5.     EFFECT OF TERMINATION..........................................................................   44

4.       [INTENTIONALLY OMITTED].................................................................................   44

5.       REPRESENTATIONS AND WARRANTIES..........................................................................   44
         5.1.     NO ENCUMBRANCES................................................................................   44
         5.2.     ELIGIBLE ACCOUNTS..............................................................................   44
         5.3.     BUSINESS SEGMENTS..............................................................................   45
         5.4.     ELIGIBLE EQUIPMENT.............................................................................   45
         5.5.     LOCATION OF INVENTORY AND EQUIPMENT............................................................   45
         5.6.     INVENTORY RECORDS..............................................................................   45
         5.7.     STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN;
                  ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS...............................................   45
         5.8.     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES...............................................   45
         5.9.     DUE AUTHORIZATION; NO CONFLICT.................................................................   46
         5.10.    LITIGATION        .............................................................................   47

         5.11.    NO MATERIAL ADVERSE CHANGE.....................................................................   47
         5.12.    FRAUDULENT TRANSFER............................................................................   47
         5.13.    EMPLOYEE BENEFITS..............................................................................   48
         5.14.    ENVIRONMENTAL CONDITION........................................................................   49
         5.15.    BROKERAGE FEES.................................................................................   49
         5.16.    INTELLECTUAL PROPERTY..........................................................................   49
         5.17.    LEASES.........................................................................................   50
         5.18.    DDAS...........................................................................................   50
         5.19.    COMPLETE DISCLOSURE............................................................................   50
         5.20.    INDEBTEDNESS...................................................................................   50
         5.21.    REGULATION U...................................................................................   50
         5.22.    PERMITS, ETC...................................................................................   50
         5.23.    MATERIAL CONTRACTS.............................................................................   51
         5.24.    EMPLOYEE AND LABOR MATTERS.....................................................................   51
         5.25.    CUSTOMERS AND SUPPLIERS........................................................................   51
         5.26.    COMMON STOCK PRICE.............................................................................   51
         5.27.    REAFFIRMATION..................................................................................   51
         5.28.    PAYMENTS TO EMPLOYEES AND OTHERS...............................................................   51
         5.29.    WITHHOLDINGS AND REMITTANCES...................................................................   52

6.       AFFIRMATIVE COVENANTS...................................................................................   52
         6.1.     ACCOUNTING SYSTEM..............................................................................   52
         6.2.     COLLATERAL REPORTING...........................................................................   52
         6.3.     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES....................................................   55
         6.4.     GUARANTOR REPORTS..............................................................................   58
         6.5.     RETURNS........................................................................................   58
         6.6.     MAINTENANCE OF PROPERTIES......................................................................   58
         6.7.     TAXES..........................................................................................   58
         6.8.     INSURANCE......................................................................................   59
         6.9.     LOCATION OF INVENTORY AND EQUIPMENT............................................................   60
         6.10.    COMPLIANCE WITH LAWS...........................................................................   60
         6.11.    LEASES.........................................................................................   60
         6.12.    EXISTENCE......................................................................................   60
         6.13.    ENVIRONMENTAL..................................................................................   60
         6.14.    DISCLOSURE UPDATES.............................................................................   61
         6.15.    FORMATION OF SUBSIDIARIES......................................................................   61
         6.16.    PROGRAM CONTRACTS..............................................................................   62
         6.17.    UNIVERSAL CIRCULATION..........................................................................   62
         6.18.    SEARCH REPORT..................................................................................   62
         6.19.    EXPENSE DEPOSIT................................................................................   62

7.       NEGATIVE COVENANTS......................................................................................   63
         7.1.     INDEBTEDNESS...................................................................................   63
         7.2.     LIENS..........................................................................................   64
         7.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES............................................................   64
         7.4.     DISPOSAL OF ASSETS.............................................................................   64
         7.5.     CHANGE NAME....................................................................................   65

         7.6.     NATURE OF BUSINESS.............................................................................   65
         7.7.     PREPAYMENTS AND AMENDMENTS.....................................................................   65
         7.8.     CHANGE OF CONTROL..............................................................................   65
         7.9.     CONSIGNMENTS...................................................................................   65
         7.10.    DISTRIBUTIONS..................................................................................   65
         7.11.    ACCOUNTING METHODS.............................................................................   65
         7.12.    INVESTMENTS  ..................................................................................   66
         7.13.    TRANSACTIONS WITH AFFILIATES...................................................................   66
         7.14.    SUSPENSION        .............................................................................   66
         7.15.    [INTENTIONALLY OMITTED]........................................................................   66
         7.16.    USE OF PROCEEDS................................................................................   66
         7.17.    EQUIPMENT WITH BAILEES.........................................................................   66
         7.18.    FINANCIAL COVENANTS............................................................................   67
         7.19.    REVOLVER LOAN AGREEMENT........................................................................   69
         7.20.    BUSINESS SEGMENTS..............................................................................   70

8.       EVENTS OF DEFAULT.......................................................................................   70

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................   73
         9.1.     RIGHTS AND REMEDIES............................................................................   73
         9.2.     REMEDIES CUMULATIVE............................................................................   73

10.      TAXES AND EXPENSES......................................................................................   73

11.      WAIVERS; INDEMNIFICATION................................................................................   74
         11.1.    DEMAND; PROTEST; ETC...........................................................................   74
         11.2.    THE LENDER GROUP'S LIABILITY FOR COLLATERAL....................................................   74
         11.3.    INDEMNIFICATION................................................................................   74
         11.4.    ENVIRONMENTAL INDEMNITY........................................................................   75

12.      NOTICES.................................................................................................   75

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................   76

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................   77
         14.1.    ASSIGNMENTS AND PARTICIPATIONS.................................................................   77
         14.2.    SUCCESSORS        .............................................................................   80

15.      AMENDMENTS; WAIVERS.....................................................................................   80
         15.1.    AMENDMENTS AND WAIVERS.........................................................................   80
         15.2.    REPLACEMENT OF HOLDOUT LENDER..................................................................   81
         15.3.    NO WAIVERS; CUMULATIVE REMEDIES................................................................   81

16.      AGENT; THE LENDER GROUP.................................................................................   81
         16.1.    APPOINTMENT AND AUTHORIZATION OF AGENT.........................................................   81
         16.2.    DELEGATION OF DUTIES...........................................................................   82
         16.3.    LIABILITY OF AGENT.............................................................................   82
         16.4.    RELIANCE BY AGENT..............................................................................   83

         16.5.    NOTICE OF DEFAULT OR EVENT OF DEFAULT..........................................................   83
         16.6.    CREDIT DECISION................................................................................   83
         16.7.    COSTS AND EXPENSES; INDEMNIFICATION............................................................   84
         16.8.    AGENT IN INDIVIDUAL CAPACITY...................................................................   84
         16.9.    SUCCESSOR AGENT................................................................................   85
         16.10.   LENDER IN INDIVIDUAL CAPACITY..................................................................   85
         16.11.   WITHHOLDING TAXES..............................................................................   86
         16.12.   COLLATERAL MATTERS.............................................................................   87
         16.13.   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS........................................   88
         16.14.   AGENCY FOR PERFECTION..........................................................................   89
         16.15.   PAYMENTS BY AGENT TO THE LENDERS...............................................................   89
         16.16.   CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS...........................................   89
         16.17.   FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY;
                  DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION..........................................   89
         16.18.   SEVERAL OBLIGATIONS; NO LIABILITY..............................................................   90

17.      GENERAL PROVISIONS......................................................................................   91
         17.1.    EFFECTIVENESS .................................................................................   91
         17.2.    SECTION HEADINGS...............................................................................   91
         17.3.    INTERPRETATION.................................................................................   91
         17.4.    SEVERABILITY OF PROVISIONS.....................................................................   91
         17.5.    AMENDMENTS IN WRITING..........................................................................   91
         17.6.    COUNTERPARTS; TELEFACSIMILE EXECUTION..........................................................   91
         17.7.    REVIVAL AND REINSTATEMENT OF OBLIGATIONS.......................................................   91
         17.8.    CONFIDENTIALITY................................................................................   92
         17.9.    INTEGRATION       .............................................................................   92
         17.10.   PARENT AS AGENT FOR BORROWERS..................................................................   93
         17.11.   LENDER ADVERTISING.............................................................................   93

18.      GUARANTY................................................................................................   93
         18.1.    GUARANTY; LIMITATION OF LIABILITY..............................................................   93
         18.2.    GUARANTY ABSOLUTE..............................................................................   94
         18.3.    WAIVER.........................................................................................   94
         18.4.    CONTINUING GUARANTY; ASSIGNMENTS...............................................................   95
         18.5.    SUBROGATION....................................................................................   95
         18.6.    JOINT AND SEVERAL OBLIGATIONS..................................................................   95
         18.7.    JUDGMENT CURRENCY..............................................................................   96
         18.8.    CONFLICTS......................................................................................   96

                             EXHIBITS AND SCHEDULES

Exhibit A-1                        Form of Assignment and Acceptance
Exhibit C-1                        Form of Compliance Certificate
Exhibit N-1                        Form of Promissory Note
Exhibit P-1                        Form of Program Contracts

Schedule A-1                       Agent's Account
Schedule C-1                       Commitments
Schedule D-1                       Designated Account
Schedule G-1                       Guarantors
Schedule L-1                       Leased Real Property Locations
Schedule L-2                       Litigation Searches
Schedule P-1                       Permitted Liens
Schedule R-1                       Real Property Collateral
Schedule S-1                       Subsidiaries and Business Segments
Schedule S-2                       Specified Tax Refunds
Schedule 2.7(a)                    Cash Management Banks
Schedule 5.5                       Locations of Inventory and Equipment
Schedule 5.7(a)                    States of Organization
Schedule 5.7(b)                    Chief Executive Offices
Schedule 5.7(c)                    FEINS
Schedule 5.7(d)                    Commercial Tort Claims
Schedule 5.8(b)                    Capitalization of Loan Parties
Schedule 5.10                      Litigation
Schedule 5.13                      ERISA
Schedule 5.14                      Environmental Matters
Schedule 5.16                      Intellectual Property
Schedule 5.18                      Deposit Accounts and Securities Accounts
Schedule 5.20                      Permitted Indebtedness
Schedule 5.23                      Material Contracts

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT (this "Agreement"), is entered into as of October 30, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), HILCO CAPITAL LP., a Delaware limited partnership, as agent for the Lenders ("Agent"), and, on the other hand, SOURCE INTERLINK COMPANIES, INC., a Missouri corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages hereof as "Borrowers" (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), and each of Parent's Subsidiaries identified on the signature pages hereof as "Guarantors" (such Subsidiaries are referred to hereinafter each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors ") .

                  The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Acquisition" means the acquisition of (i) all or substantially all of the Stock of any Person, or (ii) all or substantially all of the assets of any Person or the assets comprising any material line of business of such Person.

                  "Administrative Borrower" has the meaning set forth in Section 17.10.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

                  "Agent" means Hilco, in its capacity as agent hereunder, and any successor thereto.

                  "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Applicable Excess Cash Flow Percentage" means, with respect to Excess Cash Flow for any Fiscal Year of the Parent, the percentage of Excess Cash Flow set forth below opposite the applicable Total Debt Ratio as of the last day of such Fiscal Year, as determined by Agent based upon the Loan Parties' financial statements delivered to Agent and Lenders pursuant to Section 6.3(b) for such Fiscal Year:

    Total Debt Ratio            Percentage of Excess Cash Flow
    ----------------            ------------------------------
3.0 to 1.0 or higher                          25%

Lower than 3.0 to 1.0 but
higher than or equal
to 2.5 to 1.0                                 15%

Lower than 2.5 to 1.0 but
higher than or equal
to 2.0 to 1.0                                 10%

Lower than 2.0 to 1.0                          0%

provided, that, notwithstanding the foregoing, if the Loan Parties fail to deliver financial statements to the Agent and the Lenders for any Fiscal Year in accordance with Section 6.3(b), then until such financial statements are delivered, the Applicable Excess Cash Flow Percentage shall be 25%.

                  "Appraised Value" means the net forced liquidation value (net of liquidation expenses) of any Equipment or the net fair market value (net of liquidation expenses) of any Real Property Collateral, in each case, determined by the most recent appraisal performed by a qualified independent appraiser selected by Agent, which appraisal is in form and substance satisfactory to Agent.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

                  "Authorized Person" means any officer or employee of Administrative Borrower.

                  "Availability Reserves" means reserves against the Borrowing Base established by the Agent in good faith upon clear and convincing evidence that one of the following events has caused a material increase in the risk of loss borne by the Lenders in connection with the Term Loan : (i) a material diminution in the value of any Eligible Equipment and/or Eligible Real Property Collateral, as determined by an appraisal conducted by an unaffiliated appraiser more than 13 months after the most recent appraisal conducted at the request of the Revolver Agent, (ii) the termination of any Material Contract as a result of the breach thereof by any Loan Party and (iii) a material deterioration in margin, expenses and/or sales of the Loan Parties based upon reports provided by the Loan Parties to the Agent which the Agent reasonably believes raises a substantial likelihood that a violation of the Senior Debt Ratio set forth in
Section 7.18(b) is imminent.

                  "Bankruptcy Code" means, as applicable, (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) or (iii) the Companies' Creditors Arrangement Act (Canada), or any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

                  "Barnes and Noble" means, collectively, Barnes and Noble, Inc. and each of its Affiliates.

                  "Base Rate" means, the rate of interest announced, from time to time, within LaSalle Bank National Association at its principal office in Chicago as its "prime rate", with the understanding that the "prime rate" is one of LaSalle Bank National Association's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as LaSalle Bank National Association may designate.

                  "Base Rate Margin" means 7.75 percentage points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a benefit plan under Canadian Employee Benefit Laws for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an "employer" (as defined in Section 3(5) of ERISA) or has held equivalent status under Canadian Employee Benefit Laws within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means all of Administrative Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Administrative Borrower's and its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "Borders" means, collectively, Borders Group, Inc. and each of its Affiliates.

                  "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

                  "Borrowing Base" has the meaning set forth in the Revolver Loan Agreement.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York or the State of Illinois.

                  "Business Segment" means any of the Fulfillment Business Segments, the In-Store Services Business Segments or the Wood Manufacturing Business Segments.

                  "Canadian Documents" means the Canadian Security Agreements, the Canadian Pledge Agreement and the Canadian Guaranties.

                  "Canadian Employee Benefits Laws" means the Canadian Pension Plan Act (Canada), the Pension Benefit Act (Ontario), the Pension Benefits Standards Act (British Columbia), the Health Insurance Act (Ontario), the Employment Standards Act (British Columbia), the Employment Standard Act (Ontario), and any federal, provincial or local counterparts or equivalents, in each case, as amended from time to time.

                  "Canadian Guaranties" means those certain Guaranties executed and delivered by the Canadian Guarantors in favor of Agent, for the benefit of Lender Group, in form and substance satisfactory to Agent.

                  "Canadian Guarantors" means collectively the Subsidiaries of Parent named in Part I of Schedule G-1.

                  "Canadian Income Tax Act" means the Income Tax Act (Canada), R.S.C. 1985 C.1 (5th Supp), as amended.

                  "Canadian Pledge Agreement" means that certain Pledge Agreement executed and delivered by the Parent and The Source-Canada Corp. in favor of Collateral Agent, for the benefit of Lender Group and the Revolver Lender Group, in form and substance satisfactory to Agent.

                  "Canadian Security Agreements" means those certain Security Agreements executed and delivered by the Canadian Guarantors in favor of Collateral Agent, for the benefit of Lender Group and the Revolver Lender Group, in form and substance satisfactory to Agent.

                  "Capital Expenditures" means, with respect to the Parent and its Subsidiaries for any period, the sum of (a) the aggregate of all expenditures by the Parent and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, and (b) to the extent not covered by clause (a), the aggregate of all expenditures by the Parent and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets of, or the Stock of, any other Person.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower or one of its Subsidiaries, Collateral Agent, and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date, or (d) either S. Leslie Flegel or Jim Gillis ceases to be involved in the day to day operations and management of the business of the Loan Parties, and a successor reasonably acceptable to Agent is not appointed on terms reasonably acceptable to Agent within 120 days of such cessation of involvement, provided that Agent agrees that Jason S. Flegel shall be deemed to be an acceptable successor for either of the above officers.

                  "Closing Date" means the date of the making of the Term Loan hereunder.

                  "Closing Date Business Plan" means the set of Projections of the Loan Parties for the 2 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

                  "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Loan Documents.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party's Books, Equipment or, Inventory, in each case, in form and substance satisfactory to Agent.

                  "Collateral Agent" means Wells Fargo Foothill, Inc., a California Corporation, in its capacity as collateral agent for (i) Agent and the Lenders and (ii) the Revolver Agent and the Revolver Lenders.

                  "Collateral Agent's Liens" means the Liens granted by Loan Parties or their Subsidiaries to the Collateral Agent, for the benefit of the Lender Group and the Revolver Lender Group, under any of the Loan Documents.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Commitment" means, with respect to each Lender, its Commitment and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 14.1.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Contribution Agreement" means a contribution agreement executed and delivered by each Borrower and Guarantor, the form and substance of which is satisfactory to Agent.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by any Loan Party, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or a bank (with respect to a Deposit Account).

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by each applicable Loan Party and Collateral Agent, the form and substance of which is satisfactory to Agent.

                  "Current Interest" has the meaning set forth in Section
2.6(a).

                  "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                  "Deferred Interest" has the meaning set forth in Section
2.6(a).

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the Base Rate plus the Base Rate Margin.

                  "Deposit Account" or "DDA" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "DEYCO" means David E. Young, Inc., a New York corporation.

                  "DEYCO Letter of Intent" means the letter agreement dated August 11, 2003, between JVCO, an entity to be owned by John Amann, Vince Ohanyan and Bill McCurdy, and ICI, with respect to a proposed management agreement between ICI and JVCO pursuant to which, among other things, JVCO would manage the operations of DEYCO and JVCO would be granted the exclusive right to purchase certain assets of DEYCO.

                  "DEYCO Sale" has the meaning ascribed thereto in Section 7.4.

                  "Dilution" means, for any Business Segment thereof, 3-Month Dilution or 12-Month Dilution, whichever is greater.

                  "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Certificate" means the due diligence certificate submitted by Agent to Administrative Borrower, together with the Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization, the prepayment premium in the amount of $125,000 to be paid by certain Borrowers to Congress Financial Corporation (Western) on the Closing Date, non-cash charges related to the termination on the Closing Date of the credit facilities provided by the Existing Lenders to the Loan Parties and relocation expenses for such period, as determined in accordance with GAAP; provided, that only relocation expenses incurred prior to the Closing Date shall be added to consolidated net earnings (or loss) for purposes of this definition.

                  "Eligible Accounts" has the meaning set forth in the Revolver Loan Agreement.

                  "Eligible Equipment" has the meaning set forth in the Revolver Loan Agreement.

                  "Eligible Loan Party" has the meaning set forth in the Revolver Loan Agreement.

                  "Eligible Real Property Collateral" has the meaning set forth in Section 3.1(v).

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $100,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably, withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations or alleged violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Loan Party or any Subsidiary of a Loan Party, relating to the environment, human health, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Transportation of Dangerous Goods Act (Canada); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Waste Management Act (British Columbia); the Environmental Quality Act (Quebec); and any federal, state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or a Subsidiary of a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or a Subsidiary of a Loan Party and whose employees are aggregated with the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Loan Party, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Loan Party or its Subsidiaries or any of their ERISA Affiliates or (h) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" has the meaning set forth in the Revolver Loan Agreement.

                  "Excess Cash Flow" means, for any fiscal period of Parent, without duplication, (i) Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, for such period, plus (ii) all non-cash charges of Parent and its Subsidiaries deducted in arriving at such consolidated net earnings (or loss) for such period, less
(iii) all non-cash credits of Parent and its Subsidiaries included in arriving at such consolidated net earnings (or loss) for such period, less (iv) all scheduled and mandatory cash principal payments on the Term Loan made during such period, and all scheduled cash principal payments on other Indebtedness of Parent or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, less (v) the cash portion of Capital Expenditures made by Parent and its Subsidiaries during such period to the extent permitted to be made under this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Lenders" means Bank of America, N.A. and Congress Financial Corporation (Western).

                  "Expense Deposit" has the meaning set forth in Section 6.19.

                  "Extraordinary Receipts" means any Collections received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(v), (c)(vi) or (c)(viii) hereof), including, (i) foreign, United States, state or local tax refunds (other than the Specified Tax Refund), (ii) pension plan reversions,
(iii) proceeds of insurance (including proceeds of the key man life insurance policies), but excluding insurance with respect to Inventory, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), but excluding condemnation awards with respect to Inventory, (vi) indemnity payments, and (vii) any purchase price adjustment received in connection with any purchase agreement.

                  "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "Fiscal Year" means (i) in the case of the Parent and its Subsidiaries other than IPD, Huck NC and Huck Quincy, a fiscal year ending on January 31st of each calendar year, and (ii) in the case of IPD, Huck NC and Huck Quincy, a fiscal year ending on the Friday closest to January 31 of each calendar year.

                  "Fixed Charges" means with respect to Parent and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense, (b) principal payments required to be paid during such period in respect of Indebtedness, and (c) payments made pursuant to a lease and distribution agreement dated April 29, 2002 between the Loan Parties and Worldwide Media Services, Inc..

                  "Fixed Charge Coverage Ratio" means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and all federal, state and local income taxes accrued for such period to (ii) Fixed Charges for such period.

                  "Florida Headquarters" means the Loan Parties' Bonita Springs, Florida corporate headquarters.

                  "Flow of Funds Agreement" means an agreement among the Loan Parties, Collateral Agent and the Agent with respect to the fundings to be made on the Closing Date.

                  "Fulfillment Business Segments" means the Fulfillment/WMS Business Segment, Fulfillment/DEYCO Business Segment, Fulfillment/ANS Business Segment and Fulfillment/IPD Business Segment.

                  "Fulfillment/ANS Business Segment" means the business and operations of the Loan Parties related to the distribution of magazines, confections and general merchandise to the retail and wholesale market conducted under the trade name "Austin News Service" on the Closing Date by the Subsidiaries of Parent named in Part I-A of Schedule S-1.

                  "Fulfillment/DEYCO Business Segment" means the business and operations of the Loan Parties related to the distribution of magazines, confections and general merchandise to the retail and wholesale market conducted on the Closing Date by the Subsidiaries of Parent named in Part I-B of Schedule S-1.

                  "Fulfillment/IPD Business Segment" means the business and operations of the Loan Parties related to the distribution of magazines, confections and general merchandise to the retail and wholesale market conducted on the Closing Date by the Subsidiaries of Parent named in Part I-C of Schedule S-1.

                  "Fulfillment/WMS Business Segment" means the business and operations of the Loan Parties related to the export of United States magazine titles for distribution outside of the United States including that conducted on the Closing Date by Source Interlink International, Inc., or under the trade name "Worldwide Media Service" by the Subsidiaries of Parent named in Part I-D of Schedule S-1.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal (including the federal government of Canada), state, provincial, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantor" means each Subsidiary of Parent named in Schedule G-1 and each other Person that guarantees, pursuant to Section 6.15 or otherwise, all or any part of the Obligations.

                  "Guaranty" means the Guaranty set forth in Section 18, the Canadian Guaranty and any other guaranty executed and delivered by a Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified or regulated pursuant to, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify or regulate substances by reason of harmful effects to human health or the environment deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million and (e) any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any Governmental Authority under any Environmental Law.

                  "Hedge Agreement" means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Hilco" means Hilco Capital LP, a Delaware limited partnership.

                  "Holdout Lender" has the meaning set forth in Section 15.2.

                  "Huck NC" means Huck Store Fixture Company of North Carolina, a North Carolina corporation.

                  "Huck Quincy" means Source-Huck Store Fixture Company, a Delaware corporation.

                  "ICI" means The Interlink Companies, Inc., a Delaware corporation.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any applicable Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "In-Store Services Business Segments" means, collectively, the In-Store Services/Wire Business Segment, the In-Store Services/Claiming Business Segment and the In-Store Services/Other Business Segment.

                  "In-Store Services/Claiming Business Segment" means the business and operations of the Loan Parties related to collecting rebates and other payments on behalf of Loan Parties and retailers and related services conducted on the Closing Date by the Subsidiaries of Parent named in Part II-B of Schedule S-1.

                  "In-Store Services/Other Business Segment" means the business and operations of the Loan Parties related to providing retail sales information and other services to retailers conducted on the Closing Date by the Subsidiaries of Parent named in Part II-C of Schedule S-1.

                  "In-Store Services/Wire Business Segment" means the business and operations of the Loan Parties related to manufacturing wire racks for retailers and related services conducted on the Closing Date by the Subsidiaries of Parent named in Part II-A of Schedule S-1.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Loan Parties and each of their Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

                  "Intercreditor and Collateral Agency Agreement" means the Intercreditor and Collateral Agency Agreement dated as of October 30, 2003, by and among Agent, the Revolver Agent and the Collateral Agent.

                  "Interest Expense" means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "IPD" means International Periodical Distributors, Inc., a Nevada corporation.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Leased Real Property" means any leasehold interests in real property now held or hereafter acquired by a Loan Party and the improvements thereto.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with the Loan Parties or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC and PPSA searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Loan Party or any Subsidiary of a Loan Party, (h) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Security Agreement, the Intercreditor and Collateral Agency Agreement, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Flow of Funds Agreement, the Due Diligence Certificate, the Fee Letter, each Guaranty, the Validity and Support Guaranty, the Canadian Documents, the Contribution Agreement, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Promissory Notes and any other note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, the Warrant, the Warrantholders Rights Agreement, the Warrant Valuation Letter, and any other agreement entered into, now or in the future, by a Loan Party and the Lender Group in connection with this Agreement.

                  "Loan Party" means any Borrower and any Guarantor.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of an Eligible Loan Party, or of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Collateral Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party or a Subsidiary of a Loan Party.

                  "Material Contracts" means any agreement or contract of any Loan Party which has the term of one year or longer and (a) involves consideration to such Loan Party of $500,000 or more in any year, (b) involves consideration by such Loan Party of $500,000 or more in any year, (c) imposes financial obligations on any Loan Party of $500,000 or more in any year (other than any agreement that by its terms may be terminated by any Loan Party or any Subsidiary in less than one year), or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of an Eligible Loan Party, or the Loan Parties, taken as a whole, excluding, however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of a Loan Party's business.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Loan Agreement Amount" means $50,000,000.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party or a Subsidiary of a Loan Party in favor of Collateral Agent, for the benefit of the Lender Group and the Revolver Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or such equivalent plan under Canadian Employee Benefit Laws to which a Loan Party, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "Myco IRB" means the Industrial Project Revenue Bonds, Series 1995 (Myco, Inc. Project), issued pursuant to the Indenture of Trust dated as of January 1, 1995, between the City of Rockford, Illinois and Amalgamated Bank of Chicago, as trustee and tender agent.

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Liquidation Percentage" means the percentage of the Appraised Value of Loan Parties' Equipment that is estimated to be recoverable in a forced liquidation of such Equipment, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

                  "Obligations" means all loans (including the Term Loan), debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "Originating Lender" has the meaning set forth in Section 14.1(e).

                  "Owned Real Property" means any fee interests in Real Property now owned or hereafter acquired by any Loan Party and the improvements thereto.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Patent Security Agreement" means a patent security agreement executed and delivered by each applicable Loan Party and Collateral Agent, the form and substance of which is satisfactory to Agent.

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from each Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of the Loan Parties and their Subsidiaries owing to such Existing Lender and obtain a release of all of the Liens existing in favor of such Existing Lender in and to the assets of the Loan Parties and their Subsidiaries.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto or equivalent entity under Canadian Employee Benefit Laws.

                  "Permitted Acquisition" means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied:

                           (a)      (i) Excess Availability is at least
                  $15,000,000 both (A) for the 30 consecutive day period immediately prior to the date of such Acquisition and (B) immediately after giving effect to such Acquisition, (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to such Acquisition or immediately after giving effect thereto, and (iii) the aggregate consideration payable by the Loan Parties in connection with such Acquisition shall not exceed $1,000,000;

                           (b) (i) neither the Borrower nor any of its Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation (including contingent obligations) of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that the Required Lenders otherwise expressly consents to in writing after their review of the terms of the proposed Acquisition), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all

                  Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

                           (c) any Subsidiary to be acquired or formed as a result of such Acquisition shall be a Borrower or a Guarantor (as determined by the Agent) and shall be engaged in the same business as the other Loan Parties and such Subsidiary will be a direct wholly-owned Subsidiary of one of the other Loan Parties;

                           (d) such Acquisition shall be effected in such a manner so that the acquired Stock or assets are owned by a Borrower or a Guarantor (as determined by the Agent) and, if effected by merger or consolidation involving a Borrower or a Guarantor, a Borrower or Guarantor shall be the continuing or surviving Person; and

                           (e) any such Subsidiary shall execute and deliver the agreements, instruments and other documents required by Section 6.15.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) sales or other dispositions of any assets by a Borrower to any other Borrower or by a Guarantor to any other Loan Party, and (f) the sale of the residential real property owned by the Loan Parties located at 1677 Maine Street, Quincy, Illinois.

                  "Permitted Holder" means (a) Jonathan Ledecky, his Family Members, and his Family Trusts, and (b) Fidelity Management.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower.

                  "Permitted Liens" means (a) Liens held by Collateral Agent,
(b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital

Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

                  "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States or Canadian federal or provincial tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $250,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Loan Party or with respect to which it may incur liability subject to ERISA.

                  "Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party (including the Parent) that owns Stock of a Subsidiary of Parent or that is the holder of any promissory note, in favor of the Collateral Agent for the benefit of the Lender Group and the Revolver Lender Group.

                  "PPSA" means the Personal Property Security Act of the applicable Canadian province or provinces in respect of the Canadian Guarantors, as in effect from time to time.

                  "Program Contracts" means the standard form agreements used by the Loan Parties in connection with their (i) Advance Pay, Double Advance Pay, and Standard RDA Service Programs for collections of retail display allowances in the In-Store Services Claiming Business Segment and (ii) their Front-End Merchandiser Programs for sales of display fixtures on a cost sharing basis in the In-Store Services/Wire Business Segment.

                  "Projections" means Parent's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Promissory Notes" means the promissory notes in the form of Exhibit N-1 hereto delivered by the Borrowers to each Lender to evidence the Term Loan of such Lender pursuant to, and repayable in accordance with the provision of Section 2.2.

                  "Pro Rata Share" means, with respect to a Lender, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender's Commitment, by (z) the aggregate amount of all Lenders' Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by
(z) the principal amount of the Term Loan.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is paid to Revolver Agent by wire transfer in immediately available funds on or prior to the Closing Date for deposit into the Revolver Agent's Account under the Revolver Loan Agreement.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Loan Party or any Subsidiary of a Loan Party.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all costs and actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Rent Reserve" means a reserve established by Agent or Revolver Agent for each Leased Real Property location set forth in Schedule L-1, provided that the reserve established for any such location shall be reduced to zero on the date that Collateral Agent shall receive a Collateral Access Agreement for such location.

                  "Replacement Lender" has the meaning set forth in Section 15.2(a).

                  "Report" has the meaning set forth in Section 16.17.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

                  "Required Availability" means that the sum of (a) Excess Availability (without giving effect to clause (y) of the definition thereof), plus (b) Qualified Cash, exceeds $7,500,000.

                  "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares exceed 50%.

                  "Revolver Agent" means Wells Fargo Foothill, Inc., in its capacity as arranger and administrative agent for the Revolver Lenders, and any successor in such capacity.

                  "Revolver Event of Default" means an "Event of Default", as such term is defined in the Revolver Loan Agreement.

                  "Revolver Lender Group" means the Revolver Lenders and the Revolver Agent.

                  "Revolver Lenders" means the lenders from time to time party to the Revolver Loan Agreement.

                  "Revolver Loan Agreement" means the Loan Agreement dated as of October 30, 2003, by and among the Borrowers, the other Loan Parties named therein, the Revolver Lenders and the Revolver Agent as amended from time to time in accordance with the Intercreditor and Collateral Agency Agreement.

                  "Revolver Loan Documents" means the "Loan Documents", as such term is defined in the Revolver Loan Agreement.

                  "Revolver Usage" has the meaning set forth in the Revolver Loan Agreement.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Security Agreement" means a security agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party (including the Parent), other than a Canadian Guarantor, in favor of Collateral Agent for the benefit of Lender Group and the Revolver Lender Group.

                  "Seller" means any Person that sells Stock or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

                  "Senior Debt" means, at any date, the sum of (x) the Revolver Usage at such date, plus (y) the aggregate outstanding principal amount of the Term Loan A under the Revolver Loan Agreement at such date, plus (z) the aggregate outstanding principal amount of the Term Loan at such date.

                  "Senior Debt Ratio" means, at any date, the ratio of (i) Senior Debt at such date, to (ii) EBITDA for the trailing four fiscal quarters most recently ended on or prior to such date.

                  "Settlement" has the meaning set forth in Section 2.3(b).

                  "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts and, in the case of the Canadian Guarantors, means that such Canadian Guarantor is not an "insolvent person" (as such term is defined in the Bankruptcy and Insolvency Act (Canada)).

                  "Specified Tax Refunds" means the tax refunds expected to be received by the Loan Parties from the taxing authorities for the Fiscal Year and in the approximate amounts, in each case set forth on Schedule S-2.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subordinated Indebtedness" means unsecured Indebtedness of any Loan Party which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Required Lenders, which Indebtedness is on terms and conditions (including, without limitation, payment terms, interest rates, covenants, defaults and other material terms) satisfactory to Required Lenders.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Taxes" has the meaning set forth in Section 16.11.

                  "Term Loan" has the meaning set forth in Section 2.2.

                  "Term Loan A" means the "Term Loan" as defined in the Revolver Loan Agreement.

                  "Term Loan Amount" means $15,000,000.

                  "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, or (vi) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by each applicable Loan Party and Collateral Agent, the form and substance of which is satisfactory to Agent.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "United States" means the United States of America.

                  "US Marketing Services" means Source-U.S. Marketing Services, Inc., a Delaware corporation.

                  "Validity and Support Agreement" means, collectively, the Validity and Support Agreements made by each of S. Leslie Flegel, James R. Gills, John Bode and Marc Fierman, in each case in favor of Agent, the form and substance of which is satisfactory to Agent.

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  "Warrant" means the Common Stock Purchase Warrant made by Parent in favor of Agent, the form and substance of which is satisfactory to Agent.

                  "Warrant Valuation Letter" means the side letter from the Parent to Agent with respect to the value to be attributed to the Warrant.

                  "Warrantholders Rights Agreement" means the Warrantholders Rights Agreement dated as of the date hereof by and between Parent and Agent, the form of which is satisfactory to Agent.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "Wood Manufacturing Accounts" means Accounts arising from goods sold and services rendered by the Wood Manufacturing Business Segments of the Loan Parties.

                  "Wood Manufacturing Business Segments" means the Wood Manufacturing/Quincy Business Segment and the Wood Manufacturing/NC Business Segment.

                  "Wood Manufacturing/NC Business Segment" means the business and operations of the Loan Parties related to designing and manufacturing custom wood and wire displays for periodicals conducted on the Closing Date by the Subsidiaries of Parent named in Part III-A of Schedule S-1.

                  "Wood Manufacturing/Quincy Business Segment" means the business and operations of the Loan Parties related to designing and manufacturing custom wood and wire displays for periodicals conducted on the Closing Date by the Subsidiaries of Parent named in Part III-B of Schedule S-1.

                  "Zoning Letter" has the meaning set forth in Section 3.2 (e).

                  "3-Month Dilution" means, for each Business Segment, as of any date of determination, a percentage, based upon the experience of the three-month period ending as of the last day of the immediately preceding fiscal month which is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, profit sharing deductions or other dilutive items with respect to Loan Parties' Accounts for such Business Segment during such period, by (b) Loan Parties' billings with respect to Accounts for such Business Segment during such period.

                  "12-Month Dilution" means, for each Business Segment thereof (as applicable), as of any date of determination, a percentage, based upon the experience of the twelve-month period ending as of the last day of the immediately preceding fiscal month which is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, profit sharing deductions or other dilutive items with respect to Loan Parties' Accounts for such Business Segment during such period, by (b) Loan Parties' billings with respect to Accounts for such Business Segment during such period.

                  1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

                  1.3. CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4. CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

                  1.5. SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1. [Intentionally Omitted].

                  2.2. TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. Borrowers may, at any time, prepay all or a portion of the Term Loan, without penalty or premium. Each prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.

                  2.3. BORROWING PROCEDURES AND SETTLEMENTS.

                           (a) PROCEDURE FOR BORROWING. The Term Loan shall be
made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 12:00 p.m. (Illinois time) on the Closing Date.

                           (b) SETTLEMENT. It is agreed that each Lender's
funded portion of the Term Loan is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Term Loan. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Term Loan ("Settlement") shall take place on a periodic basis as determined by Agent.

                           (c) NOTATION. Agent shall record on its books the
principal amount of the Term Loan owing to each Lender and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loan in its books and records, including computer records.

                           (d) LENDERS' FAILURE TO PERFORM. The Term Loan shall
be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Term Loan hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  2.4. PAYMENTS.

                           (a) PAYMENTS BY BORROWERS.

                           (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m. (Illinois time) on the date specified herein. Any payment received by Agent later than 1:00 p.m. (Illinois time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii)     Unless Agent receives notice from
         Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b) APPORTIONMENT AND APPLICATION.

                           (i) Except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. Except as otherwise specifically provided in
         Section 2.4(c), all payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                                    (A) first, to pay any Lender Group Expenses
                  then due to Agent under the Loan Documents, until paid in full,

                                    (B) second, to pay any Lender Group Expenses
                  then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    (C) third, to pay any fees then due to Agent
                  (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                                    (D) fourth, to pay any fees then due to any
                  or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                                    (E) fifth, to pay interest due in respect of
                  the Term Loan, until paid in full,

                                    (F) sixth, ratably to pay all principal
                  amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                                    (G) seventh, to pay the outstanding
                  principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

                                    (H) eighth, pay any other Obligations until
                  paid in full, and

                                    (I) ninth, to Borrowers (to be wired to the
                  Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

                           (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

                           (c) MANDATORY PREPAYMENTS.

                           (i) Immediately upon any sale or disposition by any Loan Party or its Subsidiaries of property or assets (other than (x) a Permitted Disposition described in clause (b), (c), (d) or (e) of the definition of such term or (y) the DEYCO Sale) or the receipt by any Loan Party of the proceeds of any insurance policy with respect to Inventory or condemnation awards with respect to Inventory, Borrowers shall prepay the outstanding principal amount of the Term Loan to the extent provided in Section 2.4(d) with all Net Cash Proceeds or the insurance or condemnation proceeds received by such Person in connection with such sales or dispositions or such casualty or condemnation event to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to Agent as a prepayment of the Term Loan) for all such sales or dispositions shall exceed $250,000 since the Closing Date. Nothing contained in this subclause (i) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

                           (ii)     [Intentionally Omitted.]

                           (iii) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal of the Term Loan to the extent provided in
         Section 2.4(d) with all such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                           (iv)     [Intentionally Omitted.]

                           (v) Within ten (10) Business Days of delivery to the Agent of each of the audited annual financial statements pursuant to Section 6.3(b) for an Fiscal Year of the Parent or, if such financial statements are not delivered to the Agent on the date such statements are required to be delivered pursuant to Section 6.3(b), ten
         (10) Business Days after the date such statements are required to be delivered to Agent pursuant to Section 6.3(b), Borrowers shall pay to Agent an amount equal to the product of (x) the Applicable Excess Cash Flow Percentage for such Fiscal Year, times (y) the Excess Cash Flow for the Fiscal Year covered by such financial statements, to be applied to the Term Loan in accordance with Section 2.4(d).

                           (vi) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Stock, the Borrowers shall prepay the outstanding principal amount of the Term Loan to the extent provided in Section 2.4(d) with all of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (x) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                           (d) APPLICATION OF PAYMENTS.

                  Each prepayment pursuant to subsections (c)(i), (c)(iii) and
(c)(vi) above shall be applied, first, to the Term Loan A under the Revolver Loan Agreement pursuant to the prepayment requirements set forth therein with respect such prepayments, and second, to the Term Loan to the extent not prohibited by the terms of Section 2.4(d) or Section 7.7(a) of the Revolver Loan Agreement. To the extent not prohibited by the terms of Section 2.4(d) or
Section 7.7(a) of the Revolver Loan Agreement, each prepayment pursuant to subsection (c)(v) above shall be applied to prepay the principal balance of the Term Loan. Notwithstanding the foregoing, in the case of a prepayment pursuant to subsection (c)(vi) above, the Borrowers may, in lieu of prepaying the Term Loan, use the Net Cash Proceeds from such sales or issuance of Stock to make an Acquisition to the extent (i) such Acquisition is consummated on or before the date which is ninety (90) days (the "Equity Acquisition Time Period") following the receipt of such Net Cash Proceeds, (ii) such Acquisition will not result in the creation or assumption by any Loan Party of any Indebtedness in connection therewith other than for Revolver Usage, (iii) no Default or Event of Default shall have occurred and be continuing at the time of receipt of such Net Cash Proceeds or the consummation of such Acquisition, (iv) the Net Cash Proceeds to be used in such Acquisition, to the extent such Acquisition does not occur on the same day as such Net Cash Proceeds are received, are deposited into an escrow account in which Agent is granted a first priority perfected security interest for the sole benefit of Agent and the Lenders subject to arrangements satisfactory to Agent (the "Escrowed Funds") until earlier of the date of such Acquisition is consummated or the last day of the Equity Acquisition Time Period. At the end of the Equity Acquisition Time Period, all remaining Escrowed Funds, if any, may, at the option of Agent in its sole discretion exercised not later than the third Business Day after the expiration of the Equity Acquisition Time Period, be applied to prepay the Term Loan. To the extent Agent determines not to apply the Escrowed Funds to the Term Loan, the remaining Escrowed Funds shall be applied in accordance with the Revolver Loan Agreement. Each such prepayment of the Term Loan shall be applied to prepay the principal of the Term Loan. In no event shall the Borrowers be required to prepay the principal balance of the Term Loan by more than $5,000,000 with such Net Cash Proceeds from any sale or issuance of Stock.

         2.5. [Intentionally Omitted].

         2.6. INTEREST RATES: RATES, PAYMENTS, AND CALCULATIONS.

                           (a) INTEREST RATES. Except as provided in clause (c)
below, the principal amount of the Term Loan shall bear interest on the Daily Balance thereof at a per annum rate equal to the sum of (A) the greater of (i) Base Rate plus the applicable Base Rate Margin and (ii) twelve percent (12%) (such interest referred to herein as the "Current Interest") plus (B) two percent (2%) (such 2% rate referred to herein as the "Deferred Interest").

                           (b) [Intentionally Omitted]

                           (c) DEFAULT RATE. Upon the occurrence and during the
continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                           (d) PAYMENT. Current Interest and all other fees
payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding; provided that with respect to the Deferred Interest, such Deferred Interest shall accrue on a monthly basis and shall be due and payable on the date of termination of this Agreement whether by its terms, by prepayment or by acceleration. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees (as and when accrued), all Lender Group Expenses (as and when incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall constitute Obligations hereunder and shall accrue interest at the rate then applicable to Obligations hereunder; provided that Agent shall have no obligation to charge the Loan Account with any Obligation and any charges to the Loan Account may be made in the sole direction of the Agent.

                           (e) COMPUTATION. All interest and fees chargeable
under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.7.     CASH MANAGEMENT.

                           (a) Borrowers shall and shall cause each of their
Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, or to Borrowers for deposit in accordance with Section 2.7(a)(ii), and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management
Bank) into a bank account in Collateral Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

                           (b) Each Cash Management Bank shall establish and
maintain Cash Management Agreements with Collateral Agent and Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Collateral Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) except as provided in Section 2.7(f) below, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to such account of the Revolver Agent and/or Agent as the Collateral Agent may direct.

                           (c) So long as no Default or Event of Default has
occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) or
(b) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Collateral Agent and Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, a Borrower or a Subsidiary of a Borrower, as applicable, and such prospective Cash Management Bank shall have executed and delivered to Collateral Agent a Cash Management Agreement. A Borrowers or a Subsidiary of a Borrower, as applicable shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Collateral Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Collateral Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Collateral Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Collateral Agent's reasonable judgment.

                           (d) The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers hereby grant a Lien to Collateral Agent.

                           (e) Each of Canadian Guarantors shall (i) establish
and maintain one or more depository accounts, under the dominion and control of Collateral Agent pursuant to a Control Agreement among Collateral Agent, such Canadian Guarantor, and the applicable

Canadian financial institution, in form and substance satisfactory to Collateral Agent, in respect of its Collections and (ii) instruct all of its Account Debtors to remit all such Collections to such depository accounts. Each of the Canadian Guarantors shall at all times deposit all Collections into such accounts that are received by it from any source promptly, and in any event no later than the first Business Day, after the date of receipt thereof.

                           (f) So long as no Event of Default shall have
occurred and be continuing, each Canadian Guarantor may use the funds on deposit in its foreign bank accounts for its working capital purposes. During the continuance of an Event of Default, Collateral Agent shall have the right to convert all non-Dollar denominated balances in each Canadian Guarantor's foreign bank accounts into Dollars (at Borrowers' sole expense) and cause all amounts in such accounts to be wired into a DDA or other account subject to a Control Agreement and then wired from such DDA to a Cash Management Account. The arrangements contemplated in Section 2.7(e) and this Section 2.7(f) shall not be modified by any Loan Party without the prior written consent of Agent.

                  2.8. CREDITING PAYMENTS. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 1:00 p.m. (Illinois time). If any payment item is received into the Agent's Account on a non-Business Day or after 1:00 p.m. (Illinois time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                  2.9.     [Intentionally Omitted].

                  2.10. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan, and with all other payment Obligations hereunder or under the other Loan Documents including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                  2.11. FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                           (a) FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

                           (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit,
appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers' and their Subsidiaries' business valuation.

                  2.12.    [Intentionally Omitted].

                  2.13.    [Intentionally Omitted].

                  2.14. CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  2.15.    JOINT AND SEVERAL LIABILITY OF BORROWERS.

                           (a) Each Borrower is accepting joint and several
liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

                           (b) Each Borrower, jointly and severally, hereby
irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

                           (c) If and to the extent that any of Borrowers shall
fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

                           (d) The Obligations of each Person composing
Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                           (e) Except as otherwise expressly provided in this
Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

                           (f) Each Person composing Borrowers represents and
warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                           (g) Each of the Persons composing Borrowers waives
all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                           (h) Each of the Persons composing Borrowers waives
all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things, subject to the Intercreditor and Collateral Agency Agreement:

                           (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                           (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

                                             A. The amount of the Obligations
                                    may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                             B. Agent and Lenders may collect
                                    from such Borrower even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                           (i) The provisions of this Section 2.15 are made for
the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                           (j) Each of the Persons composing Borrowers hereby
agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                           (k) Each of the Persons composing Borrowers hereby
agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

         3.       CONDITIONS; TERM OF AGREEMENT.

                  3.1. CONDITIONS PRECEDENT TO THE TERM LOAN. The obligation of the Lender Group (or any member thereof) to make the Term Loan is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                           (a) the Closing Date shall occur on or before October
31, 2003;

                           (b) Agent shall have received (i) the UCC Filing
Authorization Letter duly executed by each Loan Party, (ii) a statutory lien search authorization form in respect of Canadian statutory liens against the Canadian Guarantors, (iii) satisfactory evidence of the filing of all UCC and PPSA financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by each applicable Loan Document, and (iv) the results of its UCC, PPSA, judgment and tax lien searches, which searches shall not have revealed any Liens on the assets or properties of the Loan Parties other than Permitted Liens and Liens to be terminated on the Closing Date;

                           (c) Agent shall have received each of the following
documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                           (i)      the Promissory Notes,

                           (ii)     the Cash Management Agreements,

                           (iii)    the Control Agreements,

                           (iv)     the Copyright Security Agreement,

                           (v)      [Intentionally Omitted],

                           (vi)     the Due Diligence Certificate,

                           (vii)    the Fee Letter,

                           (viii) the Canadian Documents, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

                           (ix) the Validity and Support Agreements (other than the Validity and Support Agreement signed by James R. Gillis,

                           (x)      the Intercompany Subordination Agreement,

                           (xi)     the Mortgages,

                           (xii)    Flow of Funds Agreement,

                           (xiii)   the Patent Security Agreement,

                           (xiv) each Pay-Off Letter, together with UCC and PPSA termination statements and other documentation evidencing the termination by Existing Lenders of their respective Liens in and to the properties and assets of Borrowers and their

         Subsidiaries (or written authorization of the Existing Lenders for the Collateral Agent to file such UCC and PPSA termination statements),

                           (xv) the Pledge Agreement, together with (i) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and (ii) all promissory notes pledged thereunder, together with an allonge for each promissory note (or the written agreement of the Existing Lenders to deliver such Stock certificates and promissory notes to the Collateral Agent within one Business Day of the Closing Date, subject to such other terms and conditions as the Collateral Agent may reasonably require),

                           (xvi)    the Trademark Security Agreement,

                           (xvii)   the Security Agreement;

                           (xviii)  the Contribution Agreement;

                           (xix) the Intercreditor and Collateral Agency Agreement;

                           (xx)     the Warrant;

                           (xxi)    the Warrantholders Rights Agreements; and

                           (xxii)   the Warrant Valuation Letter.

                           (d) Agent shall have received a certificate from the
Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                           (e) Agent shall have received copies of each
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                           (f) Agent shall have received a certificate of status
with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                           (g) Agent shall have received certificates of status
with respect to each Borrower, each dated as of a date acceptable to Agent, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                           (h) Agent shall have received a certificate from the
Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                           (i) Collateral Agent shall have received copies of
each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                           (j) Collateral Agent shall have received a
certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                           (k) Agent shall have received certificates of status
with respect to each Guarantor, each dated as of a date acceptable to Agent, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                           (l) Collateral Agent shall have received a
certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

                           (m) Collateral Agent shall have received (i)
Collateral Access Agreements with respect to the Leased Real Property where the Loan Parties Eligible Equipment or books and records are maintained (other than the Florida Headquarters), except to the extent Revolver Agent has established a Rent Reserve against the Borrowing Base for such Leased Real Property location and (ii) a Collateral Access Agreement executed by the owner of the Florida Headquarters;

                           (n) Agent shall have received opinions of Borrowers'
and Guarantors' counsel in form and substance satisfactory to Agent;

                           (o) Agent shall have received satisfactory evidence
(including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers and their Subsidiaries have been timely filed and all taxes upon Borrowers and their Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, payroll taxes and excise taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest or otherwise permitted to remain unpaid under Section 6.7;

                           (p) after giving effect to (i) the extension of
credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents, and (ii) the extensions of credit under the Revolver Loan Agreement and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under the Revolver Loan Agreement (and the other Revolver Loan Documents),
(A) the Borrowers shall have the Required Availability and (B) the Senior Debt Ratio shall not exceed 3.5 to 1.0.

                           (q) Agent shall have completed its business, legal,
and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent (such audit and review to be comprised of both a prospect audit and a takeover audit, and to include, but not be limited to, customer verifications, cash testing, and machinery and equipment verification), (ii) review and satisfaction with a disaster recovery plan for IPD, and review and satisfaction with a Phase I and Phase II Environmental Assessment Study from environmental consultants acceptable to Agent for the Quincy, Illinois facility owned by Huck Quincy and the Philadelphia, Pennsylvania facility owned by Source-Yeager Industries, Inc.;

                           (r) Agent shall have received completed reference
checks with respect to Loan Parties' senior management, the results of which are satisfactory to Agent in its sole discretion;

                           (s) Agent shall have received an appraisal of the Net
Liquidation Percentage applicable to Borrowers' and their Subsidiaries' Equipment, the results of which shall be satisfactory to Agent;

                           (t) Agent shall have received Borrowers' Closing Date
Business Plan;

                           (u) Borrowers shall have paid all Lender Group
Expenses incurred in connection with the transactions evidenced by this Agreement;

                           (v) Agent or Collateral Agent, as applicable, shall
have received (i) appraisals of the Real Property Collateral set forth in Part I of Schedule R-1 satisfactory to Agent, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for such Real Property Collateral issued by a title insurance company satisfactory to Agent and Collateral Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Collateral Agent assuring Agent and Collateral Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent and Collateral Agent (the Real Property Collateral referred to in this Section 3.1(v) is referred to herein as the "Eligible Real Property Collateral";

                           (w) Agent shall have received a phase-I environmental
report and a real estate survey with respect to each parcel composing the Eligible Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent;

                           (x) Agent shall have received copies of each of (A)
the existing collective bargaining agreements, and (B) all Material Contracts together with a certificate of the Secretary of Administrative Loan Party certifying each such document as being a true, correct, and complete copy thereof;

                           (y) Borrowers and each of their Subsidiaries shall
have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Document or with the consummation of the transactions contemplated thereby;

                           (z) the Agent shall have received copies of the
Revolver Loan Agreement and all other Revolver Loan Documents, each of which shall be in form and substance satisfactory to Agent together with a certificate of the Secretary of the Administrative Borrower certifying each such document as being a true, correct, and complete copy thereof;

                           (aa) Borrowers shall have obtained the key man life
insurance policies required pursuant to Section 6.8(d) and shall have furnished Collateral Agent with an "Absolute Assignment" for each such policy in accordance with such Section 6.8(d);

                           (bb) the Loan Parties shall have implemented the
electronic reporting system described in Section 6.2,

                           (cc) the Revolver Agent shall have received by wire
transfer of immediately available funds any Qualified Cash necessary for Borrowers to have the Required Availability in accordance with subsection (p) above,

                           (dd) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent,

                           (ee) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of the extension of the Term Loan (except to the extent that such representations and warranties relate solely to an earlier date),

                           (ff) no Default or Event of Default shall have
occurred and be continuing on the date of the extension of the Term Loan, nor shall either result from the making thereof,

                           (gg) no injunction, writ, restraining order, or other
order of any nature restricting or prohibiting, directly or indirectly, the extension of the Term Loan shall have been issues and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates;

                           (hh) no Material Adverse Change shall have occurred;
and

                           (ii) the Agent or one of its representatives shall
have interviewed certain key customers of the Loan Parties the results of which are satisfactory to Agent.

                  3.2. CONDITIONS SUBSEQUENT TO THE TERM LOAN. On or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                           (a) within 30 days of the Closing Date, deliver to
Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (b) promptly after completion, deliver to Agent a
copy of the valuation report with respect to the Enterprise Value of the Parent and its Subsidiaries of Crowe Chizek and Company LLP performed on behalf of the Revolver Agent;

                           (c) within 45 days of the Closing Date, Agent shall
have received the results of the Canadian statutory lien searches which shall be deemed acceptable to Agent;

                           (d) within 30 days of the Closing Date, the Loan
Parties shall have implemented the electronic reporting system described in
Section 6.2;

                           (e) within 30 days of the Closing Date, Agent shall
have received a zoning compliance letter (the "Zoning Letter") for the property located at 2001 West Erie Avenue, Philadelphia, Pennsylvania, issued by the applicable municipality where such property is located and in the event the Zoning Letter discloses that such property is not in compliance with any applicable zoning laws, regulations, ordinances and/or rules, Borrowers will use commercially reasonable efforts to cure and correct any such non-compliance with any applicable zoning laws, regulations, ordinances or rules to the reasonable satisfaction of Agent;

                           (f) within 30 days of the Closing Date, Agent shall
have received Cash Management Agreements for the Deposit Accounts of the Canadian Guarantors,

                           (g) within 30 days of the Closing Date, use
commercially reasonable efforts to provide Agent with a representative sample, reasonably acceptable to the Agent, of the contracts between the retailers and the publishers related to the In-Store Services/Claiming Accounts (as defined in the Revolver Loan Agreement) arising under the retail display payment claiming business of US Marketing Services;

                           (h) Borrowers shall use their reasonable efforts to
deliver a fully executed Validity and Support Agreement signed by James R.
Gillis;

                           (i) not later than November 3, 2003, deliver to the
Collateral Agent Cash Management Agreements executed by Wachovia Bank, National Association for account no. 2000020370747;

                           (j) provided that Agent shall have tendered all
applicable documents required pursuant to the Warrant, Administrative Borrower shall have issued within ten (10) days from the Closing Date new warrants to the financial participants of Hilco requesting the same with appropriate adjustment in the Warrant held by Hilco;

                           (k) at least 60 days prior to the expiration of the
collective bargaining agreement referred to in Section 3.1(x), a satisfactory update of the negotiations for a new collective bargaining agreement or of alternate plans for continued operation; and

                           (l) within 30 days of the Closing Date, Agent shall
have received the results of litigation searches with respect to the Loan Parties specified in Schedule L-2 for the jurisdiction specified in such Schedule;

                  3.3.     [Intentionally Omitted].

                  3.4. TERM. This Agreement shall continue in full force and effect for a term ending on October 30, 2006 (the earlier of (i) such date and (ii) the termination of this Agreement, whether by its terms, by prepayment or by acceleration, the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5. EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder and the Collateral Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full, Agent will, at Borrowers' sole expense, direct Collateral Agent to execute and deliver any UCC or PPSA termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Collateral Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         4.       [INTENTIONALLY OMITTED].

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1. NO ENCUMBRANCES. Each Loan Party and its Subsidiaries has good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

                  5.2. ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Loan Parties' business, owed to Eligible Loan Parties without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Administrative Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

                  5.3. BUSINESS SEGMENTS. Schedule S-1 accurately sets forth each Business Segment of the Loan Parties and the Subsidiaries of Parent included in each such Business Segment as of the Closing Date.

                  5.4. ELIGIBLE EQUIPMENT. All of the Eligible Equipment is used or held for use in Loan Parties' business and is fit for such purposes. As to each item of Equipment that is identified from time to time by Administrative Borrower as Eligible Equipment, such Equipment is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Equipment.

                  5.5. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of Borrowers and their Subsidiaries are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9), and the Equipment of the Loan Parties are not stored with a bailee, warehouseman, or similar party.

                  5.6. INVENTORY RECORDS. Each Loan Party keeps correct, accurate and reasonably detailed records of its and its Subsidiaries' Inventory and the book value thereof.

                  5.7. STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

                           (a) The jurisdiction of organization of each Loan
Party is set forth on Schedule 5.7(a).

                           (b) The chief executive office of each Loan Party is
located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

                           (c) Each Loan Party's FEIN and organizational
identification number, if any, are identified on Schedule 5.7(c).

                           (d) As of the Closing Date, Loan Parties and their
Subsidiaries do not hold any commercial tort claims, except as set forth on
Schedule 5.7(d).

                  5.8.     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each Loan Party is duly organized and existing
and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state, province or territory where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b) Set forth on Schedule 5.8(b), is a complete and
accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  5.9.     DUE AUTHORIZATION; NO CONFLICT.

                           (a) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

                           (b) As to each Borrower, the execution, delivery, and
performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's equityholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                           (c) Other than the filing of financing statements and
the recordation of the Mortgages and the filings of a report with the SEC on Form 8-K with the SEC regarding this transaction, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (d) As to each Borrower, this Agreement and the other
Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Collateral Agent's Liens are validly created,
perfected, and first priority Liens, subject only to Permitted Liens

                           (f) The execution, delivery, and performance by each
Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                           (g) The execution, delivery, and performance by each
Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                           (h) Other than the filing of financing statements and
the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (i) The Loan Documents to which each Guarantor is a
party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  5.10.    LITIGATION. Other than those matters disclosed on
Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Loan Parties, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), (b) matters that if decided adversely to any Loan Party could not reasonably be expected to result in liability to the Loan Parties of $500,000 in the aggregate for all such matters, and (c) matters arising after the Closing Date that, if decided adversely to Loan Parties, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

                  5.11. NO MATERIAL ADVERSE CHANGE. All financial statements relating to Loan Parties and their Subsidiaries that have been delivered by Loan Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Loan Parties' and their Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Loan Parties and their Subsidiaries since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

                  5.12.    FRAUDULENT TRANSFER.

                           (a) Each Loan Party and each Subsidiary of a Borrower
is Solvent.

                           (b) No transfer of property is being made by any Loan
Party or any Subsidiary of a Loan Party and no obligation is being incurred by any Loan Party or any

Subsidiary of a Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties or their Subsidiaries.

                  5.13.    EMPLOYEE BENEFITS.

                           (a) None of Loan Parties, any of their Subsidiaries,
or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13.

                           (b) Each Loan Party, each of its Subsidiaries and
each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute.

                           (c) No ERISA Event has occurred nor has any other
event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change.

                           (d) No Loan Party or its Subsidiaries or any ERISA
Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

                           (e) Except as set forth in Schedule 5.13, no Canadian
Guarantor, has, or is subject to, any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, program policy or practice, formal or informal, with respect to its employees.

                           (f) Schedule 5.13 lists all the employee benefit,
health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of each Canadian Guarantor which are currently maintained or were maintained at any time in the last five calendar years (the "Employee Plans").

                           (g) All of the Employee Plans are and have been
established, registered, qualified, invested and administered in all respects in accordance with all Laws applicable to the Employee Plans. No fact or circumstance exists that cold adversely affect the tax-exempt status of an Employee Plan.

                           (h) All obligations regarding the Employee Plans have
been satisfied, there are no outstanding defaults or violations by any part to any Employee Plan and no taxes, penalties or fees are owing or eligible under any of the Employee Plans.

                           (i) No amendments have been made to any Employee Plan
and no improvements to any Employee Plan have been promised and no amendments or improvements to an Employee Plan will be made or promised by any Canadian Guarantor before the Closing Date.

                           (j) Each Canadian Guarantor has furnished to the
Lenders true, correct and complete copies of all the Employee Plans as amended as of the date hereof together with all related documentation including funding, agreements, actuarial reports, funding and financial information returns and statements, all professional opinions (whether or not internally prepared) with respect to each Employee Plan, all material internal memoranda concerning the Employee Plans, copies of material correspondence with all regulatory authorities with respect to each Employee Plan and plan summaries, booklets and personnel manuals. No material changes have occurred to the Employee Plans or are expected to occur which would affect the actuarial reports or financial statements required to be provided to the Lenders pursuant to this Schedule 5.13.

                           (k) Except as disclosed in Schedule 5.13, each
Employee Plan is fully funded or fully insured on both an ongoing and solvency basis pursuant to the actuarial assumptions and methodology set out in Schedule 5.13.

                           (l) Except as disclosed in Schedule 5.13, none of the
Employee Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

                  5.14.    ENVIRONMENTAL CONDITION. Except as set forth on
Schedule 5.14, (a) to any Loan Party's knowledge, none of Loan Parties' or their Subsidiaries' properties or assets has ever been used by Loan Parties, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to any Loan Party's knowledge, none of Loan Parties' nor their Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law statute as a Hazardous Materials disposal site, (c) none of Loan Parties nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Loan Parties or their Subsidiaries, and (d) none of Loan Parties nor any of their Subsidiaries have received a summons, citation, order, notice, notice of Environmental Action, or directive from the Environmental Protection Agency or any other Governmental Authority concerning any action or omission by any Loan Party or any Subsidiary of a Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15. BROKERAGE FEES. Loan Parties and their Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Loan Parties or their Subsidiaries in connection herewith.

                  5.16. INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary of a Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule
5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive licensee.

                  5.17. LEASES. Loan Parties and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Loan Parties or their Subsidiaries exists under any of them.

                  5.18. DDAS. Set forth on Schedule 5.18 are all of Loan Parties' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

                  5.19. COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Loan Parties or their Subsidiaries in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Loan Parties' good faith best estimate of their and their Subsidiaries' future performance for the periods covered thereby.

                  5.20. INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and the aggregate principal amount of such Indebtedness as of the Closing Date and the interest rate, amortization schedule and term are accurately set forth in such Schedule.

                  5.21. REGULATION U. None of the Loan Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  5.22. PERMITS, ETC.. Each Loan Party has, and is in compliance with, all permits, licenses, franchises, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, franchises, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, franchises, authorization, approval, entitlement or accreditation, and to Loan Parties' knowledge, there is no claim that any thereof is not in full force and effect.

                  5.23. MATERIAL CONTRACTS. Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts of the Loan Parties, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to Loan Parties' knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and
(iii) is not in default due to the action of any Loan Party or, to Loan Parties' knowledge, any other party thereto, except for such defaults that could not reasonably be expected to result in a Material Adverse Change.

                  5.24. EMPLOYEE AND LABOR MATTERS. Except in each case where any such matter could not reasonably be expected to result in a Material Adverse Change, there is (a) no unfair labor practice complaint pending or, to Loan Parties' knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of Loan Parties, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any of them. Neither any Loan Party nor any ERISA Affiliate of any Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

                  5.25. CUSTOMERS AND SUPPLIERS. There exists no actual or, to Loan Parties' knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand or (b) any Loan Party, on the one hand, and any supplier thereof or distributor therefor, on the other hand, which termination, cancellation, limitation, modification or change in any such case could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                  5.26. COMMON STOCK PRICE. The closing market bid price for the Common Stock of the Parent on July 14, 2003 was $8.04 per share.

                  5.27. REAFFIRMATION. Each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be deemed automatically reaffirmed by each Borrower each day on which a Borrowing Base Certificate is due under the Revolver Loan Agreement while any Obligations remain outstanding (except those which specifically refer to an earlier date).

                  5.28. PAYMENTS TO EMPLOYEES AND OTHERS. Each Canadian Guarantor has paid or accrued as a liability on the books of such Canadian Guarantor, all material payments due from any Canadian Guarantor to any employee, independent contractor, Person or Governmental

Authority on account of workers' compensation, wages or other compensation and, as applicable, employee health and welfare insurance and other benefits.

                  5.29. WITHHOLDINGS AND REMITTANCES. Each Canadian Guarantor has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Canadian Income Tax Act all amounts required by law to be withheld, including without limitation all payroll deductions required to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Each Canadian Guarantor has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other taxes payable by it in respect of its employees and has remitted such amounts to the proper Governmental Authority within the time required under the applicable law.

         6.       AFFIRMATIVE COVENANTS..

                  Each Loan Party covenants and agrees that, until the payment in full of the Obligations and the termination of this Agreement, each Loan Party shall and shall cause each of its respective Subsidiaries to do all of the following:

                  6.1. ACCOUNTING SYSTEM. Maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Loan Parties also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' Inventory.

                  6.2. COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Daily                      (a)               a collection journal

Weekly

                           (b)               a sales journal and credit register
                                    since the last such schedule, a report
                                    regarding credit memoranda that have been issued since the last such report, and a calculation of the Borrowing Base as of such date,

                           (c)               notice of all claims, offsets,
                                    or disputes asserted by Account Debtors with respect to Loan Parties' and their Subsidiaries' Accounts;

                           (d)               a roll-forward calculation of
                                    the Borrowing Base, provided that with
                                    respect to Eligible Accounts owing by
                                    Canadian Account Debtors, such calculations may, at the option of the Administrative Borrower, be updated on only a monthly basis, and

                           (e)               a detailed transaction register
                                    for cash, sales and credits by Business
                                    Segment,

Monthly (not later         (f)               a detailed aging, by total, of
than the 15th day                   the Accounts of Loan Parties, together with
of each month                       a reconciliation to the calculation of the
except that the                     Borrowing Base previously provided to Agent
first such report                   (including detail regarding those Accounts
shall be delivered                  of Loan Parties that are not Eligible
not later than                      Accounts), as well as a roll-forward,
November 20, 2003)
                           (g)               a summary aging, by vendor, of
                                    Loan Parties' and their Subsidiaries'
                                    accounts payable and any book overdraft, together with a report of accrued expenses and general ledger reconciliation,

                           (h)               a detailed report regarding
                                    Loan Parties' and their Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

                           (i)               a calculation of Dilution, by
                                    Business Segment, for the month most
                                    recently ended and for the three and twelve month periods then ended,

                           (j)               a calculation of average Excess
                                    Availability for the three-month period then ended,

                           (k)               a month-end gross Accounts to
                                    net Accounts report for the In-Store
                                    Services/Wire Business Segment of the Loan
                                    Parties,

                           (l)               a gross receivables aging by
                                    job for the In-Store Services/Wire Business
                                    Segment of the Loan Parties, and

                           (m)               a copy of the report submitted
                                    to the issuer of the Loan Parties' credit insurance policy, including an aging of foreign customers' receivables, and including applicable customer credit insurance limits and limits by country,

Quarterly                  (n)               a detailed list of each Loan
                                    Party's and each Subsidiary of a Loan
                                    Party's customers,

                           (o)               a summary Inventory report of the
                                    Loan Parties by location,

                           (p)               a report regarding each Loan
                                    Party's and each Subsidiary of a Loan
                                    Party's accrued, but unpaid, ad valorem
                                    taxes, and

                           (q)               a listing of all new customer
                                    or supplier contracts executed by any Loan
                                    Party during the prior quarter,

Upon request by            (r)               copies of invoices in
Agent connection with Loan Parties' and their Subsidiaries' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Loan Parties' and their Subsidiaries' Accounts and, for Equipment acquired by Loan Parties or their Subsidiaries, purchase orders and invoices,

                           (s)               contract reporting in respect
                                    of the Wood Manufacturing Business Segment,

                           (t)               a report in form and substance
                                    satisfactory to the Agent on historical
                                    sale-through rates for the Fulfillment
                                    Business Segment, and

                           (u)               such other reports as to the
                                    Collateral or the financial condition of Loan Parties and their Subsidiaries, as Agent may request.

In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

                  6.3. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                           (a) as soon as available, but in any event within 30
days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's Fiscal Years,

                           (i) a company prepared balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, on both a consolidated and consolidating basis and by Business Segment,

                           (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                                    (A) the financial statements delivered
                  hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                    (B) the representations and warranties of
                  Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    (C) there does not exist any condition or
                  event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                           (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in
         Section 7.18, and

                           (iv)     a general ledger reconciliation

                           (b) as soon as available, but in any event within 90
days after the end of each of Parent's Fiscal Years,

                           (i) financial statements of Parent and its Subsidiaries for each such Fiscal Year, on both a consolidated and consolidating basis and by Business Segment, audited by independent certified public accountants reasonably acceptable to Agent (it being understood that such audit may be performed and presented on a consolidated basis only) and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                           (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under
         Section 7.18,

                           (c) as soon as available, but in any event within 30
days prior to the start of each of Parent's Fiscal Years, copies of Loan Parties' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming Fiscal Year, month by month, on both a consolidated and consolidating basis and by Business Segment, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                           (d) if and when filed by any Loan Party,

                           (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by any Loan Party with the SEC,

                           (iii) copies of Loan Parties' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Parent to its shareholders generally,

                           (e) if and when filed by any Loan Party or any
Subsidiary of a Loan Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Loan Party or any Subsidiary of a Loan Party conducts business or is required to pay any such excise tax, (ii) where any Loan Party's or any Subsidiary of a Loan Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Loan Party or such Subsidiary, or (iii) where any Loan Party's or any Subsidiary of a Loan Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                           (f) as soon as a Borrower has knowledge of any event
or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Loan Parties propose to take with respect thereto,

                           (g) promptly after the commencement thereof, but in
any event within 5 days after the service of process with respect thereto on any Loan Party or any Subsidiary of a Loan Party, notice of all actions, suits, or proceedings brought by or against any Loan Party or any Subsidiary of a Loan Party before any Governmental Authority which, if determined adversely to such Loan Party or such Subsidiary, reasonably could be expected to result in a Material Adverse Change,

                           (h) (i) promptly and in any event (A) within 10 days
after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, (B) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or (C) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by Agent, copies of each Schedule B (Actuarial Information) or the federal, state, local or foreign equivalent thereof to the annual report (Form 5500 Series) or the federal, state, local or foreign equivalent thereof with respect to each Benefit Plan and Multiemployer Plan, (iv) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof has not been made when due with respect to a Benefit Plan,
(v) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof, and (vi) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by any Loan Party or any ERISA Affiliate thereof,

                           (i) immediately upon obtaining knowledge thereof,
notice of the termination of any customer contract or any Material Contract or any material changes in the terms of any such contract or any Material Contract, provided that, in the case of customer contracts that are not Material Contracts, this Section 6.3(i) shall not apply to the extent that (i) any such contract both (A) generated gross revenue of less than $250,000 for the most recently completed Fiscal Year of the Parent and (B) has a remaining term of more than one year or (ii) any such contract both (A) generated gross revenue of less than $500,000 for the most recently completed Fiscal Year of the Parent and
(B) has a remaining term of less than one year,

                           (j) concurrently with delivery to or receipt from the
Revolver Agent or any Revolver Lender, a copy of each notice, demand, report, statement or other document delivered to or received from the Revolver Agent or any Revolver Lender (unless otherwise required to be delivered hereunder), and

                           (k) upon the request of Agent, any other report
reasonably requested relating to the financial condition of Loan Parties or their Subsidiaries.

In addition to the financial statements referred to above, Loan Parties agree to deliver financial statements prepared on both a consolidated and consolidating basis and agree that no Subsidiary of Parent will have a Fiscal Year different from that of Parent, provided that each of IPD, Huck NC and Huck Quincy may have the Fiscal Year specified in the definition of such term. Loan Parties agree to cooperate with Agent to allow Agent to consult with their independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Loan Parties or their Subsidiaries that Agent reasonably may request.

                  6.4. GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                  6.5. RETURNS. Cause returns and allowances as between Loan Parties and their Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Loan Parties and their Subsidiaries, as they exist at the time of the execution and delivery of this Agreement.

                  6.6. MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

                  6.7. TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Loan Parties, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that (i) the validity of such assessment or tax shall be the subject of a Permitted Protest or (ii) the aggregate amount payable for all such assessments and taxes does not exceed $100,000. Loan Parties will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, provincial and federal income taxes including, without limitation, the Canadian Income Tax Act, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

                  6.8.     INSURANCE.

                           (a) At Loan Parties' expense, maintain insurance
respecting their and their Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Loan Parties also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Loan Parties shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                           (b) Administrative Borrower shall give Collateral
Agent prompt notice of any loss covered by such insurance. Collateral Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $100,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Loan Parties whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Collateral Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                           (c) Loan Parties shall not, and shall not suffer or
permit their Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Collateral Agent.

                           (d) At Borrowers' expense, maintain key man life
insurance policies with respect to the following individuals and in the following amounts:

     Name                    Amount
     ----                    ------
S. Leslie Flegel           $1,000,000

Jim Gillis                 $1,000,000

Borrowers shall furnish Collateral Agent with an "Absolute Assignment" of each such key man life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policies shall be payable to Collateral Agent to be applied on account of the Obligations in accordance with Section 2.4(b).

                  6.9. LOCATION OF INVENTORY AND EQUIPMENT. Keep Loan Parties' and their Subsidiaries' Inventory and Equipment only at the locations identified on Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Administrative Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Loan Party provides Collateral Agent a Collateral Access Agreement for each Leased Real Property used in the manufacturing, warehousing and distribution operations of the Loan Parties.

                  6.10. COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  6.11. LEASES. Pay when due all rents and other amounts payable under any leases to which any Loan Party or any Subsidiary of a Loan Party is a party or by which any Loan Party's or any Subsidiary of a Loan Party's properties and assets are bound, unless (a) such payments are the subject of a Permitted Protest or (b) such location is not the corporate headquarters of the Loan Parties or a location where any books or records with respect to Collateral or any Collateral with a fair market value of more than $200,000 is located and the failure to make such payment could not reasonably be expected to result in a Material Adverse Change.

                  6.12. EXISTENCE. At all times preserve and keep in full force and effect each Loan Party's and each Subsidiary of a Loan Party's valid existence and good standing and any rights and franchises material to their businesses, except as otherwise permitted under Section 7.3.

                  6.13.    ENVIRONMENTAL.

                           (a) (i) Keep any property either owned or operated by
any Loan Party or any Subsidiary of a Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (ii) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (iii) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Loan Party or any Subsidiary of a Loan Party and take and complete any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and permit Collateral Agent (at the direction of Agent) to participate in the resolution thereof if so requested by Collateral Agent, in accordance with subsection (b) below, (iv) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (A) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any Subsidiary of a Loan Party, (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any Subsidiary of a Loan Party, and (C) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

                           (b) Collateral Agent may join and participate in, as
a party if the Collateral Agent so determines, any legal or administrative proceeding or action concerning the Real Property or any portion thereof under any Environmental Law, if, in the Agent's reasonable judgment, the interests of the Lenders shall not be adequately protected by Borrowers; provided, however, that the Collateral Agent shall not participate in day-to-day decision making with respect to environmental compliance. Borrowers shall pay or reimburse Agent and/or Collateral Agent on demand for all reasonable sums advanced and reasonable expenses incurred (including reasonable attorneys' fees and disbursements but excluding internal overhead, administrative and similar costs of the Lenders) by the Lenders in connection with any such action or proceeding.

                           (c) Upon reasonable prior written notice and at the
direction of Agent, the Collateral Agent shall have the right, except as otherwise provided under Leases, at all reasonable times during normal business hours to enter upon and inspect all or any portion of the Real Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of the Real Property. The inspection rights granted to the Collateral Agent in this subsection shall be in addition to, and not in limitation of, any other inspection rights granted to the Agent in this Agreement, and shall expressly include the right (if the Agent reasonably suspects that Remedial Action may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental test, assessments and audits.

                  6.14. DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

                  6.15. FORMATION OF SUBSIDIARIES. At the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement and a Security Agreement, together with such other guaranty and security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate UCC-1 financing statements and PPSA registration statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Collateral Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Collateral Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements or PPSA registration statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

                  6.16.    PROGRAM CONTRACTS.

                           (a) On and after the Closing Date, when entering into
agreements with its customers for the programs described in clause (i) of the definition of "Program Contracts", utilize Program Contracts that contain the security interest language specified in Exhibit P-1, with such changes as are acceptable to Agent, provided that it shall not be a breach of this Section 6.16(a) if contracts generating net revenues in an aggregate amount not exceeding $500,000 in any Fiscal Year do not contain the security interest language specified in Exhibit P-1 or other language acceptable to Agent.

                           (b) On and after the Closing Date, when entering into
agreements with its customers for the programs described in clause (ii) of the definition of "Program Contracts", utilize Program Contracts that contain the bill and hold language specified in Exhibit P-1, with such changes as are acceptable to Agent, provided that it shall not be a breach of this Section 6.16(b) if contracts generating net revenues in an aggregate amount not exceeding $500,000 in any Fiscal Year do not contain the bill and hold language specified in Exhibit P-1 or other language acceptable to Agent.

                  6.17. UNIVERSAL CIRCULATION. Not later than 90 days following the Closing Date, Borrowers shall (i) cause Universal Circulation Services Inc. to be merged with and into another Loan Party or dissolved and wound up and (ii) deliver to Agent evidence satisfactory to the Agent that such requirement has been timely satisfied.

                  6.18. SEARCH REPORT. Not later than 30 days following the Closing Date, Borrowers shall cause to be delivered to Agent a UCC search from the Secretary of State of California with respect to Primary News Company, Inc. which reflects that the UCC-1 naming Imperial Bank as secured party filed on October 22, 1998 as file 9830260699 has been terminated or has lapsed without being continued.

                  6.19. EXPENSE DEPOSIT. If at any time Borrowers' Excess Availability shall be less than $2,500,000, Borrowers shall promptly, but in any event within five Business Days, pay to Agent an expense deposit in the amount of $25,000 (the "Expense Deposit"), which Expense Deposit shall be held by Agent and may be applied by the Agent to the Lender Group Expenses incurred by the Agent in connection with the exercise of any of its rights under this Agreement, including, without limitation, monitoring Borrowers' compliance with the terms of this Agreement and the other Loan Documents and any appraisals, audits, collateral reviews and field examinations conducted by the Agent during the term of this Agreement. To the extent that the Agent applies any portion of the Expense Deposit to pay any Lender Group Expenses, Borrowers shall deposit with the Agent within ten (10) days after demand by the Agent the amount so applied so that the Expense Deposit is not less than $25,000 after such new deposit. In no event shall prior recourse to the Expense Deposit be a prerequisite to the Agent's right to demand reimbursement for any Lender Group Expenses. The Expense Deposit will not be segregated and may be commingled with other funds of the Agent and Borrowers will not be entitled to receive any interest on the Expense Deposit. The unused portion of the Expense Deposit shall be returned to Administrative Borrower upon the earlier of the Maturity Date or the payment in full in cash of all of the Obligations.

         7. NEGATIVE COVENANTS. Each Loan Party covenants and agrees that, until the payment in full of the Obligations and the termination of this Agreement, such Loan Party will not and will not permit any of its Subsidiaries to do any of the following:

                  7.1. INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement and the
other Loan Documents;

                           (b) Indebtedness set forth on Schedule 5.20;

                           (c) Permitted Purchase Money Indebtedness;

                           (d) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Loan Parties or materially impair Loan Parties' creditworthiness,
(ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Loan Parties as liable with respect thereto if such additional Loan Parties were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Loan Party, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment or in lien priority to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

                           (e) endorsement of instruments or other payment items
for deposit; and

                           (f) Indebtedness composing Permitted Investments;

                           (g) Indebtedness under the Revolver Loan Agreement in
an aggregate principal amount not to exceed $50,000,000, less any portion of the loans under the Revolver Loan Agreement which have been permanently repaid, whether at scheduled maturity, required or voluntary prepayment or otherwise;

                           (h) Subordinated Indebtedness; and

                           (i) other unsecured Indebtedness in an aggregate
principal amount outstanding at any time not to exceed $500,000.

                  7.2. LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

                  7.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES.

                           (a) Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its Stock except (i) for a Permitted Acquisition and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, upon the not less than 30 days prior written notice to Agent, the merger or consolidation of any Guarantor with or into another Loan Party, or of any Borrower (other than Parent, IPD or US Marketing Services) with or into another Borrower.

                           (b) Liquidate, wind up, or dissolve itself (or suffer
any liquidation or dissolution), provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, upon not less than 30 days prior written notice to Agent, any Borrower (other than Parent, IPD or US Marketing Services) and any Guarantor may dissolve itself so long as all of its assets are transferred to a Borrower (if the dissolving entity is a Borrower) or a Guarantor, in each case subject to the Lien of the Collateral Agent.

                           (c) Convey, sell, lease, license, assign, transfer,
or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

                  7.4. DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party or any Subsidiary of a Loan Party, provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, upon not less than 30 days prior written notice to Agent, the Loan Parties may sell all or substantially all of the assets or Stock of DEYCO pursuant to the terms of the DEYCO Letter of Intent for a purchase price payable in cash (the "DEYCO Sale"), provided further that the Net Cash Proceeds of the DEYCO Sale are paid to Collateral Agent and applied in accordance with Section 2.4(c)(i).

                  7.5. CHANGE NAME. Change any Loan Party's or any Subsidiary of a Loan Party's name, FEIN, organizational identification number, state of organization, or organizational identity; provided, however, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Loan Party or such Subsidiary provides any financing statements necessary to perfect and continue perfected Collateral Agent's Liens.

                  7.6. NATURE OF BUSINESS. Make any change in the principal nature of their business.

                  7.7. PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 7.1(d),

                           (a) prepay, redeem, defease, purchase, or otherwise
acquire any Indebtedness of any Loan Party or any Subsidiary of a Loan Party, other than (i) the Obligations in accordance with this Agreement and (ii) the Indebtedness permitted by Section 7.1(g),

                           (b) prepay, redeem, defease, purchase, or otherwise
acquire any Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than pursuant to the Revolver Loan Agreement), other than the Obligations in accordance with this Agreement, provided that the Loan Parties may prepay in full the Myco IRB in an aggregate amount not to exceed $4,277,672, so long as
(i) the letter of credit issued pursuant to the Revolver Loan Agreement on the Closing Date in the amount of $4,277,671.65, naming Bank of America, N.A. as beneficiary, and issued for the purpose of securing letter of credit no. 3022930 dated February 8, 2000, issued by Bank of America, N.A. in connection with the Myco IRB, or (ii) any letter of credit issued in replacement of the letter of credit described in clause (i), shall be returned for cancellation, on terms and conditions acceptable to Agent, in connection with such payment, or

                           (c) directly or indirectly, amend, modify, alter,
increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b) or (c).

                  7.8. CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.9. CONSIGNMENTS. Other than for the Fulfillment Business Segments, consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, provided that bill and hold sales may be made in compliance with Section 6.16(b).

                  7.10. DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Loan Party to another Loan Party, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding.

                  7.11. ACCOUNTING METHODS. Modify or change their Fiscal Year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Loan Parties' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Loan Parties' and their Subsidiaries' financial condition.

                  7.12. INVESTMENTS. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly, enter into any Acquisition, or make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $50,000 outstanding at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments in order to perfect (and further establish) the Collateral Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Loan Parties shall not, and shall not permit their Subsidiaries to, establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

                  7.13. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of Loan Parties' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Loan Parties than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.14. SUSPENSION. Suspend or go out of a substantial portion of their business, other than in connection with a sale or other disposition permitted under Section 7.4 or a transaction described in and permitted by
Section 7.3.

                  7.15. [INTENTIONALLY OMITTED].

                  7.16. USE OF PROCEEDS. Use the proceeds of the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

                  7.17. EQUIPMENT WITH BAILEES. Store the Equipment of Loan Parties or their Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent.

                  7.18. FINANCIAL COVENANTS.

                           (a) Fail to maintain or achieve:

                           (i) MINIMUM EBITDA. EBITDA, measured on a month-end basis for the applicable period set forth below of at least the applicable amount set forth below opposite such period:

--------------------------------------------------------------------------------
           Applicable Period                                   Applicable Amount
--------------------------------------------------------------------------------
For the three months ended 10/31/03                               $ 5,700,000
-----------------------------------------------------------------------------
For the four months ended 11/30/03                                $ 6,725,000
-----------------------------------------------------------------------------
For the five months ended 12/31/03                                $ 7,450,000
-----------------------------------------------------------------------------
For the six months ended 1/31/04                                  $ 9,720,000
-----------------------------------------------------------------------------
For the seven months ended 2/28/04                                $10,860,000
-----------------------------------------------------------------------------
For the eight months ended 3/31/04                                $12,000,000
-----------------------------------------------------------------------------
For the nine months ended 4/30/04                                 $14,055,000
-----------------------------------------------------------------------------
For the ten months ended 5/31/04                                  $16,585,000
-----------------------------------------------------------------------------
For the eleven months ended 6/30/04                               $17,120,000
-----------------------------------------------------------------------------
For the twelve months ended 7/31/04                               $19,625,000
-----------------------------------------------------------------------------
For the twelve months ended 8/31/04                               $20,130,000
-----------------------------------------------------------------------------
For the twelve months ended 9/30/04                               $20,635,000
-----------------------------------------------------------------------------
For the twelve months ended 10/31/04                              $20,410,000
-----------------------------------------------------------------------------
For the twelve months ended 11/30/04                              $21,165,000
-----------------------------------------------------------------------------
For the twelve months ended 12/31/04                              $22,215,000
-----------------------------------------------------------------------------
For the twelve months ended 1/31/05                               $22,495,000
-----------------------------------------------------------------------------
For the twelve months ended 2/28/05                               $22,835,000
-----------------------------------------------------------------------------
For the twelve months ended 3/31/05 and                           $23,000,000
for each twelve month period thereafter
-----------------------------------------------------------------------------

                           (ii) FIXED CHARGE COVERAGE RATIO. A Fixed Charge Coverage Ratio, measured on a month-end basis for the applicable period set forth below, of at least the required amount set forth below opposite such period:

------------------------------------------------------------------------
       Applicable Period                                Applicable Ratio
------------------------------------------------------------------------
For the three months ended 10/31/03                         4.0 to 1.0
----------------------------------------------------------------------
For the four months ended 11/30/03                          3.3 to 1.0
----------------------------------------------------------------------
For the five months ended 12/31/03                          2.8 to 1.0
----------------------------------------------------------------------
For the six months ended 1/31/04                            2.9 to 1.0
----------------------------------------------------------------------
For the seven months ended 2/28/04                          2.7 to 1.0
----------------------------------------------------------------------
For the eight months ended 3/31/04                          2.6 to 1.0
----------------------------------------------------------------------
For the nine months ended 4/30/04                           2.7 to 1.0
----------------------------------------------------------------------
For the ten months ended 5/31/04                            2.1 to 1.0
----------------------------------------------------------------------
For the eleven months ended 6/30/04                         2.0 to 1.0
----------------------------------------------------------------------
For the twelve months ended 7/31/04                         2.1 to 1.0
----------------------------------------------------------------------
For the twelve months ended 8/31/04                         2.1 to 1.0
----------------------------------------------------------------------
For the twelve months ended 9/30/04                         2.2 to 1.0
----------------------------------------------------------------------
For the twelve months ended 10/31/04                        2.1 to 1.0
----------------------------------------------------------------------
For the twelve months ended 11/30/04                        2.1 to 1.0
----------------------------------------------------------------------
For the twelve months ended 12/31/04                        2.2 to 1.0
----------------------------------------------------------------------
For the twelve months ended 1/31/05                         2.3 to 1.0
----------------------------------------------------------------------
For the twelve months ended 2/28/05                         2.3 to 1.0
----------------------------------------------------------------------
For the twelve months ended 3/31/05                         2.3 to 1.0
----------------------------------------------------------------------
For the twelve months ended 4/30/05                         2.3 to 1.0
----------------------------------------------------------------------
For the twelve months ended 5/31/05                         2.3 to 1.0
----------------------------------------------------------------------
For the twelve months ended 6/30/05                         2.4 to 1.0
----------------------------------------------------------------------
For the twelve months ended 7/31/05                         2.4 to 1.0
----------------------------------------------------------------------
For the twelve months ended 8/31/05                         2.4 to 1.0
----------------------------------------------------------------------
For the twelve months ended 9/30/05                         2.5 to 1.0
----------------------------------------------------------------------
For the twelve months ended 10/31/05 and                    2.5 to 1.0
each twelve month period thereafter
----------------------------------------------------------------------

                           (b)      Permit:

                           (i) SENIOR DEBT RATIO. The Senior Debt Ratio at any time during the applicable period set forth below to exceed the applicable ratio set forth below opposite such period:

------------------------------------------------------------------------
           Applicable Period                            Applicable Ratio
------------------------------------------------------------------------
At any time on and after November  30,
2003 to May 31, 2004                                       3.25 to 1.0
----------------------------------------------------------------------
At any time after May 31, 2004 to
November 30, 2004                                           3.0 to 1.0
----------------------------------------------------------------------
At any time on or after November 30,
2004                                                        2.7 to 1.0
----------------------------------------------------------------------

                           (c)      Make:

                           (i) CAPITAL EXPENDITURES. Capital Expenditures (excluding expenditures made with respect to Permitted Acquisitions) in any Fiscal Year in excess of the amount set forth in the following table for the applicable period:

------------------------------------------------------------------------
Fiscal Year 2004         Fiscal Year 2005      Fiscal Year 2006 and each
                                                Fiscal Year thereafter
------------------------------------------------------------------------
   $1,500,000              $2,800,000                 $3,400,000
------------------------------------------------------------------------

                  7.19. REVOLVER LOAN AGREEMENT. The Borrowers shall not:

                           (i)      to the extent prohibited by the
         Intercreditor and Collateral Agency Agreement, effect or permit any amendment or modification to the Revolver Loan Agreement or any of the Revolver Loan Documents without the prior written consent of Agent; or

                           (ii)     furnish any collateral security to
         Collateral Agent or Revolver Agent on account of Indebtedness due under the Revolver Loan Agreement other than property which also secures the Obligations and which is the subject to Intercreditor and Collateral Agency Agreement; or

                           (iii)    to the extent prohibited by the
         Intercreditor and Collateral Agency Agreement, permit the sum of (A) the aggregate outstanding principal amount of all revolving credit loans made to the Borrowers under the Revolver Loan Agreement and (B) the undrawn stated amount of all letters of credit issued for the account of any Borrower under the Revolver Loan Agreement to exceed the lesser of (x) $45,000,000 and (y) the difference between (1) the Borrowing Base plus the Permitted Overadvance (as defined in the Intercreditor and Collateral Agency Agreement) and (2) any

         Availability Reserves (any such excess, an "Excess Borrowing"); provided that if any Excess Borrowing exists, Borrowers shall immediately take the following actions in the following order until such Excess Borrowing is reduced to zero:

                                    (x)      prepay the revolving loans
                  outstanding under the Revolver Loan Agreement in the amount of such Excess Borrowing; and

                                    (y)      cash collateralize the undrawn
                  amount of the letters of credit outstanding under the Revolver Loan Agreement in the amount of such Excess Borrowing.

                  7.20. BUSINESS SEGMENTS. Make any changes with respect to the Business Segments of the Loan Parties, and the identities of the Subsidiaries included in each such Business Segment, from the structure set forth in Schedule S-1.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1. If Loan Parties fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2.     If any Loan Party:

                           (a)      fails to perform, keep, or observe any term,
provision, covenant, or agreement contained in Sections 2.7, 3.2, 6.7, 6.8, 6.10, 6.12, 6.15, 6.16 and 7.1 through 7.20 of this Agreement;

                           (b)      fails or neglects to perform, keep, or
observe any term, provision, covenant, or agreement contained in 6.2, 6.3, 6.5, 6.6, 6.9, 6.11, and 6.14 of this Agreement and such failure continues for a period of 5 Business Days; or

                           (c)      fails or neglects to perform, keep, or
observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days;

                  8.3. If any material portion of any Loan Party's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.4. If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

                  8.5. If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of a Loan Party, and any of the following events occur: (a) the applicable Loan Party or Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any Subsidiary of a Loan Party, or (e) an order for relief shall have been entered therein;

                  8.6. If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.7. (a) If a notice of Lien is filed of record with respect to a Loan Party's assets or any of its Subsidiaries' assets by the United States, Canada or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, province, territory, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of the Collateral Agent in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or

                           (b) If a notice of Lien is filed of record with
respect to a Loan Party' assets or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain an Availability Reserve against the Borrowing Base and the Maximum Revolver Loan Agreement Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

                  8.8. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Loan Party's or any Subsidiary of a Loan Party's properties or assets;

                  8.9.     (i) If a Revolver Event of Default shall occur, or
(ii) if there is a default in any other material agreement to which any Loan Party or any Subsidiary of a Loan Party is a party and, in the case of this clause (ii), such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or Subsidiary's obligations thereunder, or to terminate such agreement;

                  8.10. If any Loan Party or any Subsidiary of a Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.11. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Loan Party, any Subsidiary of a Loan Party, or any officer, employee, agent, or director of any Loan Party or any Subsidiary of a Loan Party;

                  8.12. If the obligation of any Guarantor under any Guaranty is limited or terminated by operation of law or by such Guarantor thereunder except in connection with a transaction permitted under Section 7.3;

                  8.13. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

                  8.14. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Subsidiary of a Loan Party, or a proceeding shall be commenced by any Loan Party or any Subsidiary of a Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party or any Subsidiary of a Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any Subsidiary of a Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document,

                  8.15. If any Loan Party or any of its Subsidiaries or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or any of its Subsidiaries or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $50,000 or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, a Loan Party's or such Subsidiary's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $50,000; or

                  8.16. If any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days thereafter, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $50,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515,

4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount).

         9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1. RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Collateral Agent's Liens in the Collateral and without affecting the Obligations; and

                           (d) The Lender Group shall have all other rights and
remedies available to it at law or in equity pursuant to any other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Loan Parties or any other Person or any act by the Lender Group, the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Loan Parties.

                  9.2. REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its Permitted Discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such Availability Reserves as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section
6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1. DEMAND; PROTEST; ETC.. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Loan Party may in any way be liable.

                  11.2. THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Loan Party hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

                  11.3. INDEMNIFICATION. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties' compliance with the terms of the Loan Documents, and
(b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Loan Parties shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

                  11.4.    ENVIRONMENTAL INDEMNITY. Without limiting Section
11.3 hereof, each Borrower shall pay, indemnify, defend, and hold harmless each Indemnified Person against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (a) any releases or threatened releases of any Hazardous Materials (i) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of a Loan Party, or any predecessor in interest, or (ii) generated and disposed of by a Loan Party or any Subsidiary of a Loan Party, or any predecessor in interest;
(b) any violations of Environmental Laws; (c) any Environmental Action relating to a Loan Party or any Subsidiary of a Loan Party, or any predecessor in interest; (d) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by a Loan Party or any Subsidiary of a Loan Party, or any predecessor in interest; and (e) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in any Loan Document.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

         If to Administrative Borrower:     SOURCE INTERLINK COMPANIES, INC.
                                            27500 Riverview Center Blvd.
                                            Suite 400
                                            Bonita Springs, Florida
                                            Attn: Marc Fierman
                                            Fax No. 239-949-7689
         with copies to:                    Tripp Scott, P.A.
                                            AutoNation Tower
                                            110 S.E. 6th Street, 15th Floor
                                            Fort Lauderdale, Florida 33301
                                            Attn: Garry W. Johnson, Esq.
                                            Fax No.954-761-8475
         If to Agent:
                                            HILCO CAPITAL LP
                                            One Northbrook Place
                                            5 Revere Drive, Suite 510
                                            Northbrook, Illinois 60062
                                            Attn: Portfolio Administrator
                                            Fax No. (847) 559-9330

         with copies to:                    LATHAM & WATKINS LLP
                                            Suite 5800, Sears Tower
                                            Chicago, Illinois 60606
                                            Attn: Philip Perzek
                                            Fax No. 312-993-9767

                  Agent and Administrative Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE

STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. LOAN PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) LOAN PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. LOAN PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                  14.1.    ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Any Lender may assign and delegate to one or more
assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $1,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. In addition, any Lender may, without the consent of Agent or Borrower, pledge such Lender's Term Loan and all of its rights under this Agreement and the other Loan Documents (including any note executed by any Borrower in connection with this Agreement) to its lenders in support of borrowings made by such Lender from such lenders. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                           (b) From and after the date that Agent notifies the
assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.8 of this Agreement.

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon Agent's receipt of the required
processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e) Subject to the prior written consent of Agent
(which may be granted or refused in the sole discretion of Agent), a Lender may sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, or (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                           (f) In connection with any such assignment or
participation or proposed assignment or participation, (i) Borrowers shall, if necessary, execute any documents reasonably required to effectuate such assignment or participation by a Lender pursuant to Section 14.1, including, without limitation, amendments to this Agreement or any other Loan Document, as Agent shall reasonably deem necessary to effect the forgoing, and (ii) a Lender may, subject to the provisions of Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrowers and their Subsidiaries and their respective businesses.

                           (g) Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  14.2. SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

         15.      AMENDMENTS; WAIVERS.

                  15.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Loan Parties) and acknowledged by Agent, do any of the following:

                           (a) increase any Commitment of any Lender,

                           (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                           (c) reduce the principal of, or the rate of interest
on, the Term Loan, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                           (d) change the percentage of the Commitments that is
required to take any action hereunder,

                           (e) amend or modify this Section or any provision of
the Agreement providing for consent or other action by all Lenders,

                           (f) change the definition of "Required Lenders" or
"Pro Rata Share",

                           (g) contractually subordinate any of the Collateral
Agent's Liens,

                           (h) release any Borrower or Guarantor from any
obligation for the payment of money, or

                           (i) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent, under this Agreement or any other

Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

                  15.2. REPLACEMENT OF HOLDOUT LENDER. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1.

                  15.3. NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

         16.      AGENT; THE LENDER GROUP.

                  16.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Hilco as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section
16. The provisions of this Section 16 (other than the proviso to Section 16.11(d)) are solely for the benefit of Agent, and the Lenders, and Loan Parties and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Hilco is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral and related matters, (b) direct the Collateral Agent to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral, (d) perform, exercise, and enforce and/or direct the Collateral Agent to perform, exercise and enforce any and all other rights and remedies of the Lender Group with respect to Loan Parties, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (e) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                  16.2. DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                  16.3. LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Loan Parties or the books or records or properties of any of Loan Parties' Subsidiaries or Affiliates.

                  16.4. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  16.5. NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                  16.6. CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Loan Parties and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Loan Parties and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Loan Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

                  16.7. COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

                  16.8. AGENT IN INDIVIDUAL CAPACITY. Hilco and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Hilco were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Hilco or its Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Hilco in its individual capacity.

                  16.9. SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

                  16.10. LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

                  16.11.   WITHHOLDING TAXES.

                           (a) If any Lender is a "foreign person" within the
meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative
Borrower:

                           (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC,
         (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                           (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b) If any Lender claims exemption from, or reduction
of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                           (c) If any Lender is entitled to a reduction in the
applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (d) If the IRS or any other Governmental Authority of
the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                           (e) All payments made by Borrowers hereunder or under
any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

                  16.12.   COLLATERAL MATTERS.

                           (a) The Lenders hereby irrevocably authorize Agent,
at its option and in its sole discretion, to release or authorize the release of any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Loan Parties of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),

(iii) constituting property in which no Loan Party or its Subsidiaries owned any interest at the time the Collateral Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Loan Party or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver or otherwise authorize any release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (b) Agent shall have no obligation whatsoever to any
of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                  16.13.   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF
                           PAYMENTS.

                           (a) Each of the Lenders agrees that it shall not,
without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Loan Parties or any deposit accounts of Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                           (b) If, at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to

Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  16.14. AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Collateral Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Agent's instructions.

                  16.15. PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

                  16.16. CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent and/or Collateral Agent, as applicable, to enter into this Agreement, the Intercreditor and Collateral Agency Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent and/or Collateral Agent in accordance with the terms of this Agreement, the Intercreditor and Collateral Agency Agreement and the other Loan Documents relating to the Collateral and the exercise by Agent and/or Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  16.17.   FIELD AUDITS AND EXAMINATION REPORTS;
CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                           (a) is deemed to have requested that Agent furnish
such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                           (b) expressly agrees and acknowledges that Agent does
not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                           (c) expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon the Books, as well as on representations of Loan Parties' personnel,

                           (d) agrees to keep all Reports and other material,
non-public information regarding Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

                           (e) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Loan Parties to Agent that has not been contemporaneously provided by Loan Parties to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Loan Parties, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

                  16.18. SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         17.      GENERAL PROVISIONS.

                  17.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof.

                  17.2. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

                  17.3. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

                  17.4. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  17.5. AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with Section 15.1.

                  17.6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  17.7. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  17.8. CONFIDENTIALITY. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.8 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

                  17.9. INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  17.10. PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                  17.11. LENDER ADVERTISING. Lenders shall be entitled to advertise the closing of the transactions contemplated by this Agreement in such trade publications, business journals, newspapers of general circulation and otherwise, as Lenders shall deem appropriate, including, without limitation, the publication of a tombstone announcing the closing of this transaction; provided, however, each Lender may, without the consent of the Borrower, disclose the closing of the transactions contemplated by this Agreement to such Lender's investors or lenders or on such Lender's web site or in any other manner in the ordinary course of such Lender's business.

         18.      GUARANTY.

                  18.1. GUARANTY; LIMITATION OF LIABILITY. Each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Borrowers now or hereafter existing under any Loan Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by Agent and Lenders in enforcing any rights under the guaranty set forth in this Section 18. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrowers to Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

                  18.2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lenders with respect thereto. The obligations of each Guarantor under this Section 18 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of each Guarantor under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                           (a) any lack of validity or enforceability of any
Loan Document or any agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                           (c) any taking, exchange, release or non-perfection
of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                           (d) any change, restructuring or termination of the
corporate structure or existence of any Borrower or Guarantor; or

                           (e) any other circumstance (including, without
limitation, any statute of limitations) or any existence of or reliance on any representation by Lenders that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This Section 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lenders or any other Person, all as though such payment had not been made.

                  18.3. WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that Collateral Agent, Agent or Lenders exhaust any right or take any action against Borrowers or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this

Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  18.4. CONTINUING GUARANTY; ASSIGNMENTS. This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and the Maturity Date, (b) be binding upon each Guarantor, their respective successors and assigns and (c) inure to the benefit of and be enforceable by Agent and Lenders and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its loans owing to it and any note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 14.1.

                  18.5. SUBROGATION. No Guarantor will exercise any rights that it may now or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lenders against any Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Section 18 shall have been paid in full in cash and this Agreement shall have terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the termination of this Agreement, such amount shall be held in trust for the benefit of Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Section 18 thereafter arising. If (i) any Guarantor shall make payment to Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) this Agreement has terminated, Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  18.6. JOINT AND SEVERAL OBLIGATIONS. All of the Guaranteed Obligations of the Guarantors hereunder and the other Loan Documents are joint and several. Lenders may, in their sole and absolute discretion, enforce the provisions hereof against any of the Guarantors, and shall not be required to proceed against all Guarantors jointly or seek payment from the Guarantors ratably.

                  18.7. JUDGMENT CURRENCY. The specification under this Agreement of US Dollars and payment in New York City is of the essence. Each Guarantor's obligations hereunder and under the other Loan Documents to make payments in US Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than US Dollars, except to the extent that such tender or recovery results in the effective receipt by Lender Group and Agent of the full amount of US Dollars expressed to be payable to the Agent and Lender Group under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than US Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in US Dollars, the rate of exchange used shall be that at which Lender Group or Agent could, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to Lender Group or Agent hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which Lender Group or Agent receives any sum adjudged to be so due in the Judgment Currency, Lender Group or Agent may, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency. If the US Dollars so purchased are less than the sum originally due to Agent or Lender Group in US Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender Group and the Agent against such loss, and if the US Dollars so purchased exceed the sum originally due to Lender Group or the Agents in US Dollars, the applicable Lender and Agent severally agree to remit to such Guarantor such excess.

                  18.8. CONFLICTS. Solely with respect to the Canadian Guarantors, this Section 18 is intended to supplement, but not replace or amend, each Canadian Guaranty, and in the case of any conflict or inconsistency between any terms of this Section 18, on the one hand, and any Canadian Guaranty, on the other hand, then the terms of such Canadian Guaranty shall be controlling.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    BORROWERS:

                                    SOURCE INTERLINK COMPANIES, INC.
                                    a Missouri Corporation

                                    SOURCE-U.S. MARKETING SERVICES, INC.
                                    a Delaware corporation

                                    BRAND MANUFACTURING CORP.
                                    a New York corporation

                                    SOURCE-MYCO, INC.
                                    a Delaware corporation

                                    SOURCE-YEAGER INDUSTRIES, INC.
                                    a Delaware corporation

                                    SOURCE-HUCK STORE FIXTURE COMPANY
                                    a Delaware corporation

                                    HUCK STORE FIXTURE COMPANY OF NORTH
                                    CAROLINA
                                    a North Carolina corporation

                                    INTERNATIONAL PERIODICAL DISTRIBUTORS,
                                    INC.
                                    a Nevada corporation

                                    SOURCE INTERLINK INTERNATIONAL, INC.
                                    a Delaware corporation

                                    DAVID E. YOUNG, INC.
                                    a New York corporation

                                    By: /s/ Marc Fierman
                                        ---------------------------------------
                                        Title: Authorized Signatory

                    [Signature Page to Hilco Loan Agreement]

                                    GUARANTORS:

                                    THE SOURCE-CANADA CORP.
                                    an Ontario corporation

                                    SOURCE INTERLINK CANADA INC.
                                    a British Columbia corporation

                                    SOURCE-CHESTNUT DISPLAY SYSTEMS, INC.
                                    a Delaware corporation

                                    T.C.E. CORPORATION
                                    a Delaware corporation

                                    VAIL COMPANIES, INC.
                                    a Delaware corporation

                                    THE INTERLINK COMPANIES, INC.
                                    a Delaware corporation

                                    UNIVERSAL CIRCULATION SERVICES, INC.
                                    a California corporation

                                    By: /s/ Marc Fierman
                                        ---------------------------------------
                                        Title: Authorized Signatory

                    [Signature Page to Hilco Loan Agreement]

                                    HILCO CAPITAL LP,
                                    a Delaware limited partnership, as Agent and as a Lender

                                    By: /s/ Eran Cohen
                                        ----------------------------------------
                                        Name: Eran Cohen
                                        Title: Vice President

                    [Signature Page to Hilco Loan Agreement]